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                            AGREEMENT AND PLAN OF MERGER

                           DATED AS OF DECEMBER 8,  1998

                                       AMONG

                           CADENCE DESIGN SYSTEMS, INC.,

                           QUICKTURN SYSTEMS DESIGN, INC.

                                        AND

                               CDSI ACQUISITION, INC.


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

                                  TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----
ARTICLE 1  THE MERGER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.1.  The Merger. . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     SECTION 1.2.  Effective Time. . . . . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 1.3.  Closing of the Merger . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 1.4.  Effects of the Merger . . . . . . . . . . . . . . . . . . . . . .2
     SECTION 1.5.  Certificate of Incorporation and Bylaws . . . . . . . . . . . . .2
     SECTION 1.6.  Directors . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.7.  Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     Section 1.8.  Conversion of Shares. . . . . . . . . . . . . . . . . . . . . . .3
     Section 1.9.  Dissent and Appraisal Rights. . . . . . . . . . . . . . . . . . .3
     Section 1.10. Exchange of Certificates. . . . . . . . . . . . . . . . . . . . .4
     Section 1.11. Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY . . . . . . . . . . . . . .7
     Section 2.1.  Organization and Qualification; Subsidiaries; Investments . . . .7
     Section 2.2.  Capitalization of the Company and its Subsidiaries. . . . . . . .8
     Section 2.3.  Authority Relative to this Agreement; Recommendation. . . . . . 10
     Section 2.4.  SEC Reports; Financial Statements . . . . . . . . . . . . . . . 10
     Section 2.5.  Information Supplied. . . . . . . . . . . . . . . . . . . . . . 11
     Section 2.6.  Consents and Approvals; No Violations . . . . . . . . . . . . . 11
     Section 2.7.  No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     Section 2.8.  No Undisclosed Liabilities; Absence of Changes. . . . . . . . . 12
     Section 2.9.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     Section 2.10. Compliance with Applicable Law. . . . . . . . . . . . . . . . . 14
     Section 2.11. Employee Benefit Plans; Labor Matters . . . . . . . . . . . . . 14
     Section 2.12. Environmental Laws and Regulations. . . . . . . . . . . . . . . 16
     Section 2.13. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Section 2.14. Intellectual Property . . . . . . . . . . . . . . . . . . . . . 17
     Section 2.15. Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     Section 2.16. Certain Business Practices. . . . . . . . . . . . . . . . . . . 22
     Section 2.17. Product Warranties. . . . . . . . . . . . . . . . . . . . . . . 23
     Section 2.18. Suppliers and Customers . . . . . . . . . . . . . . . . . . . . 23
     Section 2.19. Vote Required . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 2.20. Tax Treatment; Pooling. . . . . . . . . . . . . . . . . . . . . 23
     Section 2.21. Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 2.22. Opinion of Financial Adviser. . . . . . . . . . . . . . . . . . 23
     Section 2.23. Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     Section 2.24. Company Rights Agreement. . . . . . . . . . . . . . . . . . . . 24

                                       i

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION. . . . . . . . 24
     Section 3.1.  Organization. . . . . . . . . . . . . . . . . . . . . . . . . . 24
     Section 3.2.  Capitalization of Parent and its Subsidiaries . . . . . . . . . 25
     Section 3.3.  Authority Relative to this Agreement. . . . . . . . . . . . . . 26
     Section 3.4.  SEC Reports; Financial Statements . . . . . . . . . . . . . . . 26
     Section 3.5.  Information Supplied. . . . . . . . . . . . . . . . . . . . . . 27
     Section 3.6.  Consents and Approvals; No Violations . . . . . . . . . . . . . 27
     Section 3.7.  No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 3.8.  No Undisclosed Liabilities; Absence of Changes. . . . . . . . . 28
     Section 3.9.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     Section 3.10. Compliance with Applicable Law. . . . . . . . . . . . . . . . . 28
     Section 3.11. Tax Treatment; Pooling. . . . . . . . . . . . . . . . . . . . . 29
     Section 3.12. Opinion of Financial Adviser. . . . . . . . . . . . . . . . . . 29
     Section 3.13. Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     Section 3.14. No Prior Activities . . . . . . . . . . . . . . . . . . . . . . 29
     Section 3.15  ENVIRONMENTAL LAWS AND Regulations. . . . . . . . . . . . . . . 30

ARTICLE 4  COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
     Section 4.1.  Conduct of Business of the Company. . . . . . . . . . . . . . . 30
     Section 4.2.  Conduct of Business of Parent . . . . . . . . . . . . . . . . . 32
     Section 4.3.  Preparation of S-4 and the Proxy Statement. . . . . . . . . . . 33
     Section 4.4.  Other Potential Acquirers . . . . . . . . . . . . . . . . . . . 33
     Section 4.5.  Comfort Letters . . . . . . . . . . . . . . . . . . . . . . . . 35
     Section 4.6.  Meeting of Stockholders . . . . . . . . . . . . . . . . . . . . 35
     Section 4.7.  Stock Exchange Listing. . . . . . . . . . . . . . . . . . . . . 36
     Section 4.8.  Access to Information . . . . . . . . . . . . . . . . . . . . . 36
     Section 4.9.  Certain Filings; Reasonable Efforts . . . . . . . . . . . . . . 37
     Section 4.10. Public Announcements. . . . . . . . . . . . . . . . . . . . . . 38
     Section 4.11. Indemnification and Directors' and Officers' Insurance. . . . . 38
     Section 4.12. Notification of Certain Matters . . . . . . . . . . . . . . . . 39
     Section 4.13. Affiliates; Pooling; Tax-Free Reorganization. . . . . . . . . . 39
     Section 4.14. Additions to and Modification of Company Disclosure
                         Schedule. . . . . . . . . . . . . . . . . . . . . . . . . 40
     Section 4.15. Company Rights Agreement. . . . . . . . . . . . . . . . . . . . 40

ARTICLE 5  CONDITIONS TO CONSUMMATION OF THE MERGER. . . . . . . . . . . . . . . . 41
     Section 5.1.  Conditions to Each Party's Obligations to Effect the Merger . . 41
     Section 5.2.  Conditions to the Obligations of the Company. . . . . . . . . . 41
     Section 5.3.  Conditions to the Obligations of Parent and Acquisition . . . . 43

                                       ii

ARTICLE 6  TERMINATION; AMENDMENT; WAIVER. . . . . . . . . . . . . . . . . . . . . 44
     Section 6.1.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     Section 6.2.  Effect of Termination . . . . . . . . . . . . . . . . . . . . . 45
     Section 6.3.  Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . 45
     Section 6.4.  Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
     Section 6.5.  Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE 7  MISCELLANEOUS 47
     Section 7.1.  Nonsurvival of Representations and Warranties . . . . . . . . . 47
     Section 7.2.  Entire Agreement; Assignment. . . . . . . . . . . . . . . . . . 47
     Section 7.3.  Validity. . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Section 7.4.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     Section 7.5.  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . 48
     Section 7.6.  Descriptive Headings. . . . . . . . . . . . . . . . . . . . . . 48
     Section 7.7.  Parties in Interest . . . . . . . . . . . . . . . . . . . . . . 48
     Section 7.8.  Certain Definitions . . . . . . . . . . . . . . . . . . . . . . 48
     Section 7.9.  Personal Liability. . . . . . . . . . . . . . . . . . . . . . . 49
     Section 7.10. Specific Performance. . . . . . . . . . . . . . . . . . . . . . 49
     Section 7.11. Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . 50

                               TABLE OF EXHIBITS

Exhibit A-1. . . Form of Letter Agreement with Company Affiliates
Exhibit A-2. . . Form of Letter Agreement with Parent Affiliates
Exhibit B-1. . . Form of Representations related to Tax Matters of the Company
Exhibit B-2. . . Form of Representations Related to Tax Matters of Parent and Acquisition
Exhibit C. . . . Matters to be Covered by Opinion of Legal Counsel to the Company
Exhibit D. . . . Matters to be Covered by Opinion of Legal Counsel to Parent and Acquisition
Exhibit E. . . . Form of Certificate of Merger


                                 TABLE OF CONTENTS
                                         TO
                            COMPANY DISCLOSURE SCHEDULE

Section 2.1(a) . . . . . . . . . . Subsidiaries
Section 2.1(c) . . . . . . . . . . Equity Investments
Section 2.6. . . . . . . . . . . . Consents and Approval
Section 2.7. . . . . . . . . . . . Defaults
Section 2.8. . . . . . . . . . . . Undisclosed Liabilities; Absence of Changes
Section 2.9. . . . . . . . . . . . Litigation
Section 2.11(a). . . . . . . . . . Employee Plans
Section 2.11(b). . . . . . . . . . Employment and Related Agreements
Section 2.11(c). . . . . . . . . . Employee Benefits Affected by this Transaction
Section 2.11(d). . . . . . . . . . Employee Benefits to Former Employees
Section 2.11(e). . . . . . . . . . Employee Matters
Section 2.13(b). . . . . . . . . . Delinquent or Inaccurate Tax Returns
Section 2.13(c). . . . . . . . . . All Taxes Paid
Section 2.13(d). . . . . . . . . . Tax Claims
Section 2.13(e). . . . . . . . . . Excess Parachute Payments
Section 2.14(a). . . . . . . . . . Intellectual Property
Section 2.14(e)(1) . . . . . . . . Inbound License Agreements
Section 2.14(e)(2) . . . . . . . . Outbound License Agreements
Section 2.14(i). . . . . . . . . . Pending or Threatened Infringement Claims
Section 2.14(j). . . . . . . . . . Infringement Matters
Section 2.14(k). . . . . . . . . . Existing Software Products
Section 2.14(l). . . . . . . . . . Non Company Intellectual Property Rights
Section 2.14(m). . . . . . . . . . Existing and Currently Manufactured Software
Section 2.14(o). . . . . . . . . . Year 2000 Compliance
Section 2.17 . . . . . . . . . . . Product Warranties
Section 2.18 . . . . . . . . . . . Suppliers and Customers
Section 2.21 . . . . . . . . . . . Affiliates
Section 4.1. . . . . . . . . . . . Conduct of Business
Section 5.3(i) . . . . . . . . . . Third Party Consents

                              TABLE OF DEFINED TERMS

                                       Cross Reference
Term                                     in Agreement                   Page
----                                   ---------------                  ----
Acquisition  . . . . . . . . . . . . . .Preamble . . . . . . . . . . . .  1
affiliate  . . . . . . . . . . . . . . .Section 7.8(a) . . . . . . . . . 46
Agreement  . . . . . . . . . . . . . . .Preamble . . . . . . . . . . . .  1
business day . . . . . . . . . . . . . .Section 7.8(b) . . . . . . . . . 46
Business System  . . . . . . . . . . . .Section 2.14(o)(i) . . . . . . . 21
capital stock  . . . . . . . . . . . . .Section 7.8(c) . . . . . . . . . 47
Certificate of Merger  . . . . . . . . .Section 1.2. . . . . . . . . . .  2
Certificates . . . . . . . . . . . . . .Section 1.10(b). . . . . . . . .  4
Closing Date . . . . . . . . . . . . . .Section 1.3. . . . . . . . . . .  2
Closing  . . . . . . . . . . . . . . . .Section 1.3. . . . . . . . . . .  2
Code . . . . . . . . . . . . . . . . . .Preamble . . . . . . . . . . . .  1
Company  . . . . . . . . . . . . . . . .Preamble . . . . . . . . . . . .  1
Company Acquisition  . . . . . . . . . .Section 7.8(d) . . . . . . . . . 47
Company Affiliates . . . . . . . . . . .Section 2.21 . . . . . . . . . . 22
Company Board  . . . . . . . . . . . . .Section 2.3(a) . . . . . . . . .  9
Company Financial Adviser  . . . . . . .Section 2.22 . . . . . . . . . . 22
Company Permits  . . . . . . . . . . . .Section 2.10 . . . . . . . . . . 13
Company Plans  . . . . . . . . . . . . .Section 1.11(a). . . . . . . . .  6
Company Rights Agreement . . . . . . . .Section 2.2(a) . . . . . . . . .  8
Company Rights . . . . . . . . . . . . .Section 2.2(a) . . . . . . . . .  8
Company SEC Reports  . . . . . . . . . .Section 2.4(a) . . . . . . . . . 10
Company Securities . . . . . . . . . . .Section 2.2(a) . . . . . . . . .  8
Company Stock Option or Options  . . . .Section 1.11(a). . . . . . . . .  5
DGCL . . . . . . . . . . . . . . . . . .Section 1.1. . . . . . . . . . .  1
Effective Time . . . . . . . . . . . . .Section 1.2. . . . . . . . . . .  2
Employee Plans . . . . . . . . . . . . .Section 2.11(a). . . . . . . . . 14
Environmental Claim  . . . . . . . . . .Section 2.12(a). . . . . . . . . 15
Environmental Laws . . . . . . . . . . .Section 2.12(a). . . . . . . . . 15
ERISA Affiliate  . . . . . . . . . . . .Section 2.11(a). . . . . . . . . 14
ERISA  . . . . . . . . . . . . . . . . .Section 2.11(a). . . . . . . . . 14
Exchange Act . . . . . . . . . . . . . .Section 2.2(c) . . . . . . . . .  9
Exchange Agent . . . . . . . . . . . . .Section 1.10(a). . . . . . . . .  3
Exchange Fund  . . . . . . . . . . . . .Section 1.10(a). . . . . . . . .  3
Exchange Ratio . . . . . . . . . . . . .Section 1.8(b) . . . . . . . . .  3
Governmental Entity  . . . . . . . . . .Section 2.6. . . . . . . . . . . 11
HSR Act  . . . . . . . . . . . . . . . .Section 2.6. . . . . . . . . . . 11
include  . . . . . . . . . . . . . . . .Section 7.8(e) . . . . . . . . . 47
Indemnified Liabilities  . . . . . . . .Section 4.11 . . . . . . . . . . 37
Indemnified Persons  . . . . . . . . . .Section 4.11 . . . . . . . . . . 36
Insurance Policies . . . . . . . . . . .Section 2.15 . . . . . . . . . . 21

                                       v

IRS  . . . . . . . . . . . . . . . . . .Section 2.11(a). . . . . . . . . 14
ISOs . . . . . . . . . . . . . . . . . .Section 1.11(a). . . . . . . . .  6
knowledge or known . . . . . . . . . . .Section 7.8(d) . . . . . . . . . 47
Lien . . . . . . . . . . . . . . . . . .Section 2.2(b) . . . . . . . . .  9
Material Adverse Effect on Parent  . . .Section 3.1(b) . . . . . . . . . 23
Material Adverse Effect on the Company .Section 2.1(b) . . . . . . . . .  7
Merger Consideration . . . . . . . . . .Section 1.8(a) . . . . . . . . .  3
Merger . . . . . . . . . . . . . . . . .Section 1.1. . . . . . . . . . .  1
Notice of Superior Proposal  . . . . . .Section 4.4(b) . . . . . . . . . 33
Other Interests  . . . . . . . . . . . .Section 2.1(b) . . . . . . . . .  8
Parent   . . . . . . . . . . . . . . . .Preamble . . . . . . . . . . . .  1
Parent Common Stock  . . . . . . . . . .Section 1.8(a) . . . . . . . . .  3
Parent Financial Adviser . . . . . . . .Section 3.12 . . . . . . . . . . 28
Parent Permits . . . . . . . . . . . . .Section 3.10 . . . . . . . . . . 27
Parent Rights  . . . . . . . . . . . . .Section 3.2(a) . . . . . . . . . 24
Parent SEC Reports . . . . . . . . . . .Section 3.4(a) . . . . . . . . . 25
Parent Securities  . . . . . . . . . . .Section 3.2(a) . . . . . . . . . 24
person . . . . . . . . . . . . . . . . .Section 7.8(f) . . . . . . . . . 47
Pooling Transaction  . . . . . . . . . .Section 2.20 . . . . . . . . . . 22
Proxy Statement  . . . . . . . . . . . .Section 2.5. . . . . . . . . . . 10
S-4  . . . . . . . . . . . . . . . . . .Section 2.5. . . . . . . . . . . 10
SEC  . . . . . . . . . . . . . . . . . .Section 2.4(a) . . . . . . . . . 10
Securities Act . . . . . . . . . . . . .Section 2.4(a) . . . . . . . . . 10
Share  . . . . . . . . . . . . . . . . .Section 1.8(a) . . . . . . . . .  2
Shares . . . . . . . . . . . . . . . . .Section 1.8(a) . . . . . . . . .  2
Stock Option Agreement . . . . . . . . .Section 5.2(a) . . . . . . . . . 40
subsidiary or subsidiaries . . . . . . .Section 7.8(g) . . . . . . . . . 47
Superior Proposal  . . . . . . . . . . .Section 4.4(c) . . . . . . . . . 33
Surviving Corporation  . . . . . . . . .Section 1.1. . . . . . . . . . .  1
Tax or Taxes . . . . . . . . . . . . . .Section 2.13(a)(i) . . . . . . . 16
Tax Return . . . . . . . . . . . . . . .Section 2.13(a)(ii). . . . . . . 16
Third Party Acquisition  . . . . . . . .Section 4.4(c) . . . . . . . . . 33
Third Party  . . . . . . . . . . . . . .Section 4.4(c) . . . . . . . . . 33
Year 2000 Compliant  . . . . . . . . . .Section 2.14(o)(i) . . . . . . . 21

                            AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of December 8, 1998, is by and among Quickturn Design Systems, Inc., a Delaware corporation (the "Company"), Cadence Design Systems, Inc., a Delaware corporation ("Parent"), and CDSI ACQUISITION, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition").

          WHEREAS, the Boards of Directors of the Company, Parent and Acquisition have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved the Merger upon the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, for Federal income tax purposes it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

          WHEREAS, certain officers and employees of the Company have entered into employment and non-competition agreements, effective upon consummation of the Merger, as an inducement to Parent to enter into this Agreement; and

          WHEREAS, the Merger is intended to be treated as a "pooling of interests" for financial accounting purposes.

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows:

                                     ARTICLE 1

                                     THE MERGER

          SECTION 1.1. THE MERGER. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. At the election of the parties, the Merger may be structured so that the Company shall be merged with and into Acquisition with the result that Acquisition shall become the "Surviving Corporation." The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code. Parent, as the sole stockholder of Acquisition, hereby approves the Merger and this Agreement.

          SECTION 1.2. EFFECTIVE TIME. Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.3), a Certificate of Merger substantially in the form of EXHIBIT E (the "Certificate of Merger") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing pursuant to Section 251 of the DGCL. The Merger shall become effective at such time as a properly executed copy of the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL or such later time as Parent and the Company may agree upon and as set forth in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "Effective Time").

          SECTION 1.3. CLOSING OF THE MERGER. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction of the latest to occur of the conditions set forth in Article 5, at the offices of Gibson, Dunn & Crutcher LLP, One Montgomery Street, San Francisco, California 94104, unless another time, date or place is agreed to in writing by the parties hereto.

          SECTION 1.4. EFFECTS OF THE MERGER. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 1.5. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The bylaws of Acquisition in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

          SECTION 1.6. DIRECTORS. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified.

          Section 1.7. OFFICERS. The officers of Acquisition at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

          Section 1.8.  CONVERSION OF SHARES.

          (a) At the Effective Time, each share of common stock, $0.001 par value per share, of the Company (individually a "Share" and collectively the "Shares") issued and outstanding immediately prior to the Effective Time (other than (i) Shares held in the

Company's treasury or by any of the Company's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become a number of fully paid and nonassessable shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") equal to the Exchange Ratio (as defined below) (the "Merger Consideration"). Unless the context otherwise requires, each reference in this Agreement to shares of Parent Common Stock and to the Shares shall include the associated Parent Rights (as such term is defined in Section 3.2(a) hereof) and associated Company Rights (as defined in Section 2.2(a)), respectively. Notwithstanding the foregoing, if, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares then the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

          (b) The "Exchange Ratio" shall be (i) $14.00 divided by (ii) the average closing price of one share of Parent Common Stock (as reported on the NYSE Composite Transactions reporting system) during the five trading days immediately preceding the second business day prior to the Closing Date.

          (c) At the Effective Time, each outstanding share of the common stock, $0.01 par value per share, of Acquisition shall be converted into one share of common stock, $0.01 par value per share, of the Surviving Corporation.

          (d) At the Effective Time, each Share held in the treasury of the Company and each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled, retired and cease to exist and no shares of Parent Common Stock shall be delivered with respect thereto.

          Section 1.9. DISSENTERS AND APPRAISAL RIGHTS. The holders of the Shares will not be entitled to dissenters and appraisal rights in accordance with Section 262 of the DGCL.

          Section 1.10.  EXCHANGE OF CERTIFICATES.

          (a) From time to time following the Effective Time, as required by subsections (b) and (c) below, Parent shall deliver to its transfer agent, or a depository or trust institution of recognized standing selected by Parent and Acquisition (the "Exchange Agent") for the benefit of the holders of Shares for exchange in accordance with this Article I: (i) certificates representing the appropriate number of shares of Parent Common Stock issuable pursuant to Section 1.8, and (ii) cash to be paid in lieu of fractional shares of Parent Common Stock (such shares of Parent Common Stock and such cash are hereinafter referred to as the "Exchange Fund"), in exchange for outstanding Shares.

          (b) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") and whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.8:
(i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Parent Common Stock that such holder has the right to receive pursuant to the provisions of this Article I and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Shares is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.10, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 1.10.

          (c) No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 1.10(f), until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor without interest (i) the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 1.10(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such number of whole shares of Parent Common Stock and (ii) at the appropriate payment date the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

          (d) In the event that any Certificate for Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor upon the making of an affidavit of that fact by the holder thereof such shares of Parent Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement; PROVIDED, HOWEVER, that Parent or the Exchange Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

          (e) All shares of Parent Common Stock issued upon the surrender for exchange of Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.10(c) or 1.10(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares; SUBJECT, HOWEVER, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the date hereof that remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

          (f) No fractions of a share of Parent Common Stock shall be issued in the Merger but in lieu thereof each holder of Shares otherwise entitled to a fraction of a share of Parent Common Stock shall upon surrender of his or her Certificate or Certificates be entitled to receive an amount of cash (without interest) determined by multiplying the average closing price for Parent Common Stock as reported on the NYSE Composite Transactions reporting system for the five (5) business days prior to the Effective Time by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration, but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting complexities that would otherwise be caused by the issuance of fractional shares.

          (g) Any portion of the Exchange Fund that remains undistributed to the stockholders of the Company upon the expiration of twelve (12) months after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this
Article 1 shall thereafter look only to Parent for payment of their claim for Parent Common Stock and cash in lieu of fractional shares as the case may be and any applicable dividends or distributions with respect to Parent Common Stock.

          (h) Neither Parent nor the Company shall be liable to any holder of Shares or Parent Common Stock as the case may be for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          Section 1.11.  STOCK OPTIONS.

          (a) At the Effective Time, each outstanding option or warrant to purchase Shares (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to the Company's 1988 Stock Option Plan, 1990 Stock Option Plan, 1992 Key Executive Stock Option Plan, 1993 Employee Qualified Stock Purchase Plan, 1996

Supplemental Stock Plan, as amended, 1997 Stock Option Plan, as amended, 1994 Outside Director Stock Option Plan, Key Executive Stock Option Plan, SpeedSim, Inc. 1995 Incentive and Nonqualified Stock Option Plan, or other agreement or arrangement, whether vested or unvested, shall be converted as of the Effective Time into options or warrants, as applicable, to purchase shares of Parent Common Stock in accordance with the terms of this Section
1.11. All plans or agreements described above pursuant to which any Company Stock Option has been issued or may be issued other than outstanding warrants are referred to collectively as the "Company Plans." Each Company Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, a number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option or warrant in full immediately prior to the Effective Time at a price per share equal to (x) the aggregate exercise price for the Shares otherwise purchasable pursuant to such Company Stock Option divided by (y) the product of (i) the number of Shares otherwise purchasable pursuant to such Company Stock Option, multiplied by (ii) the Exchange Ratio; PROVIDED, HOWEVER, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code ("incentive stock options" or "ISOs") the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code.

          (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plan and that the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 1.11 after giving effect to the Merger). Parent shall comply with the terms of the Company Plans and ensure, to the extent required by and subject to the provisions of such Plans, that Company Stock Options that qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.

          (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed in accordance with this Section 1.11. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Parent Common Stock subject to any Company Stock Options held by persons who are directors, officers or employees of the Company or its subsidiaries and shall use all reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

          (d) At or before the Effective Time, the Company shall cause to be effected any necessary amendments to the Company Plans to give effect to the foregoing provisions of this Section 1.11.

                                    ARTICLE 2

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to each of Parent and Acquisition, subject to the exceptions set forth in the Disclosure Schedule (the "Company Disclosure Schedule") delivered by the Company to Parent in accordance with Section 4.15 (which exceptions shall specifically identify a Section, Subsection or clause of a single Section or Subsection hereof, as applicable, to which such exception relates) that:

          Section 2.1.  ORGANIZATION AND QUALIFICATION; SUBSIDIARIES;
INVESTMENTS.

          (a) Section 2.1(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a true and complete list of all the Company's directly or indirectly owned subsidiaries, together with the jurisdiction of incorporation of each subsidiary and the percentage of each subsidiary's outstanding capital stock or other equity interests owned by the Company or another subsidiary of the Company. Each of the Company and its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. The Company has heretofore delivered to Acquisition or Parent accurate and complete copies of the Certificate of Incorporation and bylaws (or similar governing documents), as currently in full force and effect, of the Company and its subsidiaries.
Section 2.1(a) of the Company Disclosure Schedule identifies all the material subsidiaries of the Company. The Company has no operating subsidiaries other than those incorporated in a state of the United States.

          (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect on the Company" means any circumstance, change in, or effect on (or circumstance, change in, or effect involving a prospective change on) the Company and its subsidiaries, taken as a whole, (a) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, or the business (financial or otherwise) of the Company and its subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (i) changes in general economic conditions or changes affecting the industry in which the Company operates, (ii) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, (iii) of the public announcement or pendency of the transactions contemplated hereby on current or prospective customers or revenues of the Company (provided that such effect is direct and that the Company shall have the burden of proving such direct effect), or (iv) any action or inaction required of the Company by Parent under Section 4.1, or
(b) that would reasonably be
expected to prevent or materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (c) Section 2.1(c) of the Company Disclosure Schedule sets forth a true and complete list of each equity investment in an amount of One Hundred Thousand Dollars ($100,000) or more or that represents a five percent (5%) or greater ownership interest in the subject of such investment made by the Company or any of its subsidiaries in any other person other than the Company's subsidiaries ("Other Interests"). The Other Interests are owned by the Company, by one or more of the Company's subsidiaries or by the Company and one or more of its subsidiaries, in each case free and clear of all Lien (as defined below), except for Liens that may be created by any partnership or joint venture agreements for Other Interests.

          Section 2.2.  CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES.

          (a) The authorized capital stock of the Company consists of Forty Million (40,000,000) Shares, of which, as of November 30, 1998, 18,095,580 Shares were issued and outstanding and Two Million (2,000,000) shares of preferred stock, $0.001 par value per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of November 30, 1998, approximately 4,396,556 Shares were reserved for issuance and, as of December 5, 1998, 3,597,768 were issuable upon or otherwise deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Plans. Between December 5, 1998 and the date hereof, no shares of the Company's capital stock have been issued other than pursuant to Company Stock Options already in existence on such date, and between December 5, 1998 and the date hereof no stock options have been granted. Except as set forth above and for the rights (the "Company Rights") issued pursuant to the Company's Preferred Shares Rights Agreement, dated as of January 10, 1996, as amended between the Company and BankBoston, N.A. (the "Company Rights Agreement"), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or any of its subsidiaries, and, except as described in the Company SEC Reports (as defined below), no obligations of the Company or any of its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (iv) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding rights or obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company.

          (b) All of the outstanding capital stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law). There are no (i) securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for, (ii) options or (iii) except for the Company Rights, other rights to acquire from the Company or any of its subsidiaries any capital stock or other ownership interests in or any other securities of any subsidiary of the Company, and there exists no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any such capital stock. There are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset; PROVIDED, HOWEVER, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings and disclosed in
Section 2.13(d) of the Company Disclosure Schedule or that are otherwise not material, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented,
(iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities laws.

          (c) The Company Rights and the Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          Section 2.3.  AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION.

          (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of the Company (the "Company Board"), and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except the approval and adoption of this Agreement by the holders of a majority of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and constitutes, assuming the due authorization, execution and delivery hereof by Parent and Acquisition, a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          (b) The Company Board has unanimously resolved to recommend that the stockholders of the Company approve and adopt this Agreement.

          Section 2.4.  SEC REPORTS; FINANCIAL STATEMENTS.

          (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the Securities and Exchange Commission (the "SEC") since January 1, 1997, each of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each law as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Company SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present, in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

          (b) The Company has heretofore made available or promptly will make available to Acquisition or Parent a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments that previously had been filed by the Company with the SEC pursuant to the Exchange Act.

          Section 2.5. INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common
Stock in the Merger (the "S-4") will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the proxy statement relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") will, at the date mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The Proxy Statement insofar as it relates to the meeting of the Company's stockholders to vote on the Merger will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by Parent or Acquisition which is contained in or omitted from any of the foregoing documents.

          Section 2.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents and approvals as may be required under applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to and no permit, authorization, consent or approval of any United States or foreign court or tribunal, or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, materially and adversely affect the business operations of the Company after the Merger or its ability to consummate the Merger. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) except as set forth in Section 2.6 of the Company Disclosure Schedule, result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) except as set forth in Section 2.6 of the Company Disclosure Schedule, violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 2.7. NO DEFAULT. Except as set forth in Section 2.7 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is now a party or by which it or any of its properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of its properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 2.8. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of the Company (including the notes thereto), other than liabilities and obligations which, individually or in the aggregate, will not have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, since September 30, 1998, there have been no events, changes or effects with respect to the Company or its subsidiaries that have had or reasonably would be expected to have a Material Adverse Effect on the Company. Without limiting the generality of the foregoing, except as and to the extent publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.8 of the Company Disclosure Schedule, since September 30, 1998, the Company and its subsidiaries have conducted their respective businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) change in the financial condition, properties, business or results of operations of the Company and its subsidiaries, except for those changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect on the Company; (ii) material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its subsidiaries, not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company or any of its subsidiaries (other than wholly-owned subsidiaries) or any repurchase, redemption or other acquisition by the Company or any of its subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its subsidiaries; (iv) amendment of any material term of any outstanding security of the Company or any of its subsidiaries; (v) incurrence, assumption or guarantee by the Company or any of its subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices; (vi) creation or assumption by the Company or any of its subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices; (vii) loan, advance or capital contributions made by the Company or any of its subsidiaries to, or investment in, any person other than (x) loans or advances to employees in connection with business-related travel, (y) loans made to employees consistent with past practices that are not in the aggregate in excess of Fifty Thousand Dollars ($50,000), and (z) loans, advances or capital contributions to or investments in wholly-owned subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) transaction or commitment made, or any contract or agreement entered into, by the Company or any of its subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its subsidiaries of any contract, agreement or other right, in either case, material to the Company and its subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; (ix) labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any of its subsidiaries, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees; or (x) change by the Company or any of its subsidiaries in its accounting principles, practices or methods. Since September 30, 1998, except as disclosed in the Company SEC Reports filed prior to the date hereof or increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by the Company or any of its subsidiaries to (a) officers of the Company or any of its subsidiaries or
(b) any employee of the Company or any of its Subsidiaries whose annual cash compensation is One Hundred Thousand Dollars ($100,000) or more.

          Section 2.9. LITIGATION. Except as publicly disclosed by the Company in the Company SEC Reports or as set forth in Section 2.9 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or would reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by the Company in the Company SEC Reports, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future, would reasonably be expected to have a Material Adverse Effect on the Company or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

          Section 2.10. COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Company Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the Company and its subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as publicly disclosed by the Company in the Company SEC Reports, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of the United States or any foreign country or any political subdivision thereof or of any Governmental Entity, except (i) that no representation or warranty is made in this Section 2.10 with respect to Environmental Laws (as defined in Section 2.12) and (ii) for violations or possible violations of any United States or foreign laws, ordinances or regulations that do not and, insofar as reasonably can be foreseen in the future, will not result in any charges, assessments, levies, fines or other liabilities being imposed upon or incurred by the Company that will equal or exceed Five Hundred Thousand Dollars ($500,000) for any single violation or One Million Dollars ($1,000,000) in the aggregate. Except as publicly disclosed by the Company in the Company SEC Reports, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, other than such investigations or reviews as would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

          Section 2.11.  EMPLOYEE BENEFIT PLANS; LABOR MATTERS.

          (a) Section 2.11(a) of the Company Disclosure Schedule lists as of the date hereof all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, health, life, or disability insurance, dependent care, severance and other similar fringe or employee benefit plans, programs or arrangements and any current or former employment or executive compensation or severance agreements written or otherwise maintained or contributed to for the benefit of or relating to any employee or former employee of the Company, any trade or business (whether or not incorporated) that is a member of a controlled group including the Company or that is under common control with the Company within the meaning of Section 414 of the Code (an "ERISA Affiliate"), as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (together the "Employee Plans"), excluding Employee Plans under which the Company has no remaining obligations and any of the foregoing that are required to be maintained by the Company under the laws of any foreign jurisdiction. The Company has made available to Parent a copy of (i) the most recent annual report on Form 5500 filed with the Internal Revenue Service (the "IRS") for each disclosed Employee Plan where such report is required and (ii) the documents and instruments governing each such Employee Plan (other than those referred to in Section 4(b)(4) of ERISA). No event has occurred and, to the knowledge of the Company, there currently exists no condition or set of circumstances in connection with which the Company or any of its subsidiaries could be subject to any liability under the terms of any Employee Plans, ERISA, the Code or any other applicable law, including any liability under Title IV of ERISA, that would have a Material Adverse Effect on the Company.

          (b) Section 2.11(b) of the Company Disclosure Schedule sets forth a list as of the date hereof of (i) all employment agreements with officers of the Company; (ii) all agreements with consultants who are individuals obligating the Company to make annual cash payments in an amount exceeding Fifty Thousand Dollars ($50,000); (iii) all severance agreements, programs and policies of the Company with or relating to its employees except such programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of the Company with or relating to its employees that contain change in control provisions whether or not listed in other parts of the Company Disclosure Schedule. The Company has made available to Parent copies (or descriptions in detail reasonably satisfactory to Parent) of all such agreements, plans, programs and other arrangements.

          (c) Except as disclosed in Section 2.11(c) of the Company Disclosure Schedule, there will be no payment, accrual of additional benefits, acceleration of payments or vesting of any benefit under any Employee Plan or any agreement or arrangement disclosed under this Section
2.11 solely by reason of entering into or in connection with the transactions contemplated by this Agreement.

          (d) No Employee Plan that is a welfare benefit plan within the meaning of Section 3(1) of ERISA provides benefits to former employees of the Company or its ERISA Affiliates other than pursuant to Section 4980B of the Code or similar state laws.

          (e) There are no controversies relating to any Employee Plan or other labor matters pending or, to the knowledge of the Company, threatened between the Company or any of its subsidiaries and any of their respective employees, which controversies, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect of the Company. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any of its subsidiaries except as disclosed in Section 2.11(e) of the Company Disclosure Schedule, nor does the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts or threats thereof by or with respect to any employees of the Company or any of its subsidiaries.

          Section 2.12.  ENVIRONMENTAL LAWS AND REGULATIONS.

          (a) Except as publicly disclosed by the Company in the Company SEC Reports, (i) each of the Company and its subsidiaries is in material compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata) (collectively "Environmental Laws") except for non-compliances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, which compliance includes, but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) neither the Company nor any of its subsidiaries has received written notice of or, to the knowledge of the Company, is the subject of any action, cause of action, claim, investigation, demand or notice by any person alleging liability under or non-compliance with any Environmental Law (an "Environmental Claim"); and (iii) to the knowledge of the Company, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future.

          (b) Except as disclosed in the Company SEC Reports, there are no Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of the

Company, threatened against the Company or any of its subsidiaries or, to the knowledge of the Company, against any person whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

          Section 2.13.  TAXES.

          (a)  DEFINITIONS.  For purposes of this Agreement:

               (i) the term "Tax" (including "Taxes") means (A) all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (B) any liability for payment of amounts described in clause (A) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined or unitary group for any period, or otherwise through operation of law, and (C) any liability for the payment of amounts described in clauses (A) or (B) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other person; and

               (ii) the term "Tax Return" means any return, declaration, report, statement, information statement and other document required to be filed with respect to Taxes.

          (b) Except as set forth in Section 2.13(b) of the Company Disclosure Schedule, the Company and its subsidiaries have timely filed all material Tax Returns they are required to have filed; and such Tax Returns are accurate and correct in all material respects and do not contain a disclosure statement under Section 6662 of the Code (or any predecessor provision or comparable provision of state, local or foreign law).

          (c) The Company and its subsidiaries have paid or adequately provided in the financial statements included in the SEC Reports for all Taxes (whether or not shown on any Tax Return) they are required to have paid or to pay, which amounts are not material either individually or in the aggregate.

          (d) Except as set forth in Section 2.13(d) of the Company Disclosure Schedule, no material claim for assessment or collection of Taxes is presently being asserted against the Company or its subsidiaries and neither the Company nor any of its subsidiaries is a party to any pending action, proceeding, or investigation by any governmental taxing authority nor does the Company have knowledge of any such threatened action, proceeding or investigation.

          (e) Except as set forth in Section 2.13(e) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement or any change of control of the Company or any of its subsidiaries, in the payment of any "excess parachute payments" within the meaning of Section 28OG of the Code.

          Section 2.14.  INTELLECTUAL PROPERTY.

          (a) Section 2.14(a) of the Company Disclosure Schedule sets forth, for the Intellectual Property owned, in whole or in part, including jointly with others, by the Company or any of its subsidiaries, a complete and accurate list of all United States and foreign (a) patents and patent applications; (b) Trademark registrations and applications and material unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether register or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, renewals and applications for any of the foregoing)(collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered)(collectively "Copyrights"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

          (b)  TRADEMARKS.

               (i) All Trademark registrations are currently in compliance in all material respects with all legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications) other than any requirement that, if not satisfied, would not result in a cancellation of any such registration or otherwise materially affect the priority and enforceability of the Trademark in question.

               (ii)   No registered Trademark has been within the last three
(3) years or is now involved in any opposition or cancellation proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

               (iii)  To the knowledge of the Company and its
subsidiaries, there has been no prior use of any material Trademark by any third party which would confer upon said third party superior rights in any such Trademark.

               (iv) All material Trademarks registered in the United States have been in continuous use by the Company or its subsidiaries.

               (v) The Company and its subsidiaries have adequately policed the Trademarks against third party infringement; and the material Trademarks registered in the United States have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates.

          (c)  PATENTS.

               (i) All Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question.

               (ii) No Patent has been or is now involved in any interference, reissue, reexamination or opposing proceeding in the United States Patent and Trademark Office. To the Company's knowledge, no such action has been threatened in writing within the one (1)-year period prior to the date of this Agreement.

               (iii) To the Company's knowledge, there is no patent or patent application of any person that conflicts in any material respect with any Patent.

          (d)  TRADE SECRETS.

               (i) The Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in confidential information and Trade Secrets of the Company.

               (ii) Without limiting the generality of Section 2.14(d)(i) and except as would not be materially adverse to the Company or its business, the Company enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company's standard forms that assign to the Company all rights to any Intellectual Property rights relating to the Company's business and that otherwise appropriately protect the Intellectual Property of the Company, and, except under confidentiality obligations, there has been no disclosure by the Company or any subsidiary of material confidential information or Trade Secrets.

          (e)  LICENSE AGREEMENTS.

               Section 2.14(e)(1) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to the Company or any of its subsidiaries any material right to use or practice any rights under any Intellectual Property other than office automation software used generally in the Company's or any of its subsidiaries' operations and other software that is not used in connection with the design, development, use, maintenance and support, testing, assembly and manufacture of the Company's or any such subsidiary's products and is commercially available on reasonable terms to any person for a license fee of no more than $100,000 (collectively, the "Inbound

License Agreements"), indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder.
Section 2.14(e)(2) of the Company Disclosure Schedule sets forth a complete and accurate list of all license agreements under which the Company or any of its subsidiaries licenses software or grants other rights in to use or practice any rights under any Intellectual Property, excluding licenses with customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to the Company and its subsidiaries did not exceed $100,000 (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no material outstanding or, to the Company's knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

          (f) OWNERSHIP; SUFFICIENCY OF IP ASSETS. The Company or one of its subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in its business. The Intellectual Property identified in Section 2.14(a) of the Company Disclosure Schedule, together with the Company's and its subsidiaries' unregistered copyrights and the Company's and such subsidiaries' rights under the licenses granted to the Company or any of its subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of the Company's and its subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Effective Time in substantially the same manner as such businesses have been operated by the Company prior thereto.

          (g) PROTECTION OF IP. The Company has taken reasonable steps to protect the Intellectual Property of the Company and its subsidiaries.

          (h) NO INFRINGEMENT BY THE COMPANY. To the Company's knowledge, the products used, manufactured, marketed, sold or licensed by the Company, and all Intellectual Property used in the conduct of the Company's and its subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including without limitation, any Intellectual Property of any third party.

          (i) NO PENDING OR THREATENED INFRINGEMENT CLAIMS. Except and to the extent publicly disclosed in the Company SEC Reports, no litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and, to the Company's knowledge, no notice or other claim in writing has been received by the Company within the one (1) year prior to the date of this Agreement, (A) alleging that the Company any of its subsidiaries has engaged in any activity or conduct that infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by the Company. Except as specifically disclosed in one or more Sections of the Company Disclosure Schedules pursuant to this Section 2.14, no Intellectual Property owned or licensed by the Company or any of its subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement restricting the use thereof by the Company or any such subsidiary or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by the Company or any of its subsidiaries to any person.

          (j) NO INFRINGEMENT BY THIRD PARTIES. Except as and to the extent publicly disclosed in the Company SEC Reports or as set forth in Section 2.14(j) of the Company Disclosure Schedule, to the knowledge of the Company, no third party is misappropriating, infringing, diluting, or violating any Intellectual Property owned or exclusively licensed by the Company or any of its subsidiaries, and no such claims have been brought against any third party by the Company or any of its subsidiaries.

          (k) ASSIGNMENT; CHANGE OF CONTROL. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of the Company's or any of its subsidiaries' rights to own any of its Intellectual Property or their respective rights under the License Agreements, nor require the consent of any Governmental Authority or third party in respect of any such Intellectual Property.

          (l) SOFTWARE. The Software owned or purported to be owned by the Company or any of its subsidiaries, was either (i) developed by employees of Company or any of its subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to the Company or any of its subsidiaries pursuant to written agreements; or (iii) otherwise acquired by the Company or a subsidiary from a third party. Except as set forth in Section 2.14(l) of the Company Disclosure Schedule, the Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than the Company or any of its subsidiaries, except for such materials or development environments obtained by the Company or any of its subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms. For purposes of this Section 2.14(l), "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

          (m)  PERFORMANCE OF EXISTING SOFTWARE PRODUCTS.   The Company's and
its subsidiaries' existing and currently manufactured and marketed Software products listed and described on Section 2.14(m) of the Company Disclosure Schedule perform in all material respects, free of significant bugs or programming errors, the functions described in any agreed specifications or end user documentation or other information provided to customers of the

Company on which such customers relied when licensing or otherwise acquiring such products.

          (n) DOCUMENTATION. The Company and its subsidiaries have taken all actions customary in the software industry to document the Software and its operation, such that the materials comprising the Software, including the source code and documentation, have been written in a clear and professional manner so that they may be understood, modified and maintained in an efficient manner by reasonably competent programmers.

          (o)  YEAR 2000 COMPLIANCE.

               (i) Except as set forth in Section 2.14(o) of the Company Disclosure Schedule, all of the Company's and its subsidiaries' material products (including products currently under development) will record, store, process and calculate and present calendar dates falling on and after December 31, 1998, and will calculate any information dependent on or relating to such dates in the same manner and with the same functionality, data integrity and performance as the products record, store, process, calculate and present calendar dates on or before December 31, 1998, or calculate any information dependent on or relating to such dates (collectively "Year 2000 Compliant"). Except as set forth in Section 2.14(o) of the Company Disclosure Schedule, (A) all of the Company's and its subsidiaries' material products will lose no significant functionality with respect to the introduction of records containing dates falling on or after December 31, 1998; (B) all of the Company's and its subsidiaries' internal computer systems comprised of software, hardware, databases or embedded control systems (microprocessor controlled, robotic or other device) related to the Company's and its subsidiaries' businesses (collectively, a "Business System"), that constitutes any material part of, or is used in connection with the use, operation or enjoyment of, any material tangible or intangible asset or real property of the Company and its subsidiaries, including its accounting systems, are Year 2000 Compliant. Except as set forth on Section 2.14(o) of the Company Disclosure Schedule, the current versions of the Company's and its subsidiaries' software and all other Intellectual Property may be used prior to, during and after December 31, 1998, such that such Software and Intellectual Property will operate prior to, during and after such time period without error caused by date data that represents or references different centuries or more than one century.

               (ii) To the knowledge of the Company, all of the Company's products and the conduct of the Company's business with customers and suppliers will not be materially adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century.
To the knowledge of the Company and except as set forth on Section 2.14(o) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is reasonably likely to incur material expenses arising from or relating to the failure of any of its Business Systems or any products (including all products sold on or prior to the date hereof) as a result of the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000.

          Section 2.15. INSURANCE. Each of the Company and its subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement.
 Each of the Company and its subsidiaries has complied in all material respects with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Company's knowledge, indicated any intent to do so or not to renew any such policy.
All material claims under the Insurance Policies have been filed in a timely fashion.

          Section 2.16. CERTAIN BUSINESS PRACTICES. None of the Company, any of its subsidiaries or any directors, officers, agents or employees of the Company or any of its subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

          Section 2.17. PRODUCT WARRANTIES. Section 2.17 of the Company Disclosure Schedule sets forth complete and accurate copies of the written warranties and guaranties by the Company or any of its subsidiaries currently in effect with respect to its products. There have not been any material deviations from such warranties and guaranties, and neither the Company, any of its subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake obligations to any customer or to other third parties in excess of such warranties or guaranties. Neither the Company nor any of its subsidiaries has made any oral warranty or guaranty with respect to its products.

          Section 2.18. SUPPLIERS AND CUSTOMERS. The documents and information supplied by the Company to Parent or any of its representatives in connection with this Agreement with respect to relationships and volumes of business done with its significant suppliers and customers are accurate in all material respects. During the last twelve (12) months, the Company has received no notices of termination or written threats of termination from any of the five (5) largest suppliers or the five (5) largest customers of the Company and its subsidiaries.

          Section 2.19. VOTE REQUIRED. The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement.

          Section 2.20. TAX TREATMENT; POOLING. Neither the Company nor, to the knowledge of the Company, any of its affiliates has taken or agreed to take action that would prevent the Merger from (a) constituting a reorganization qualifying under the provisions of

Section 368(a) of the Code or (b) being treated for financial accounting purposes as a pooling of interests in accordance with generally accepted accounting principles and the rules regulations and interpretations of the SEC (a "Pooling Transaction").

          Section 2.21. AFFILIATES. Except for the directors and executive officers of the Company, each of whom is listed in Section 2.21 of the Company Disclosure Schedule, there are no persons who, to the knowledge of the Company, may be deemed to be affiliates of the Company under Rule 145 of the Securities Act ("Company Affiliates").

          Section 2.22. OPINION OF FINANCIAL ADVISER. Hambrecht & Quist LLC (the "Company Financial Adviser") has delivered to the Company Board its written opinion dated the date of this Agreement to the effect that as of such date the Merger Consideration is fair, from a financial point of view, to the holders of Shares.

          Section 2.23. BROKERS. No broker, finder or investment banker (other than the Company Financial Adviser, a true and correct copy of whose engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

          Section 2.24. COMPANY RIGHTS AGREEMENT. The Company has taken all necessary action to ensure that neither its entering into this Agreement or the Stock Option Agreement, nor the consummation of the Merger, nor exercise of Parent's rights under such Stock Option Agreement in accordance with its terms, will cause the Company Rights to become exercisable, cause Parent or Acquisition to become an "Acquiring Person" (each as defined in the Company Rights Agreement), or cause there to occur a "Triggering Event" or a "Distribution Date" (each as defined in the Company Rights Agreement).

                                     ARTICLE 3


                         REPRESENTATIONS AND WARRANTIES OF
                               PARENT AND ACQUISITION

          Parent and Acquisition hereby represent and warrant to the Company as follows:

          Section 3.1.  ORGANIZATION.

          (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the State of Delaware, respectively, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Parent has heretofore made available to the Company accurate and complete copies of the Certificate of Incorporation and bylaws as currently in full force and effect, of Parent and Acquisition.

          (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on Parent. When used in connection with Parent or Acquisition the term "Material Adverse Effect on Parent" means any circumstance, change in, or effect on (or circumstance, change in, or effect involving a prospective change on) Parent and its subsidiaries, taken as a whole, (a) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, or the business (financial or otherwise) of Parent and its subsidiaries, taken as a whole, excluding from the foregoing the effect, if any, of (i) changes in general economic conditions or changes affecting the industry in which Parent operates, (ii) stockholder class action litigation arising from allegations of a breach of fiduciary duty relating to this Agreement, (iii) the public announcement or pendency of the transactions contemplated hereby on current or prospective customers or revenues of the Parent (provided that such effect is direct and that Parent shall have the burden of proving such direct effect), or (iv) any action or inaction required of Parent by the Company under this Agreement, or (b) that would reasonably be expected to prevent or materially delay or impair the ability of Parent and Acquisition to consummate the transactions contemplated by this Agreement.

          Section 3.2.  CAPITALIZATION OF PARENT AND ITS SUBSIDIARIES.

          (a) The authorized capital stock of Parent consists of 600,000,000 shares of Parent Common Stock, of which, as of December 7, 1998, 218,140,000 shares of Parent Common Stock were issued and outstanding (each together with a Parent Common Stock purchase right (the "Parent Rights") issued pursuant to the Rights Agreement dated as of February 9, 1996 between Parent and Harris Trust and Savings Bank) and 400,000 shares of preferred stock, $.01 par value per share, none of which are outstanding. All of the outstanding shares of Parent Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of December 7, 1998, 58,185,625 shares of Parent Common Stock were reserved for issuance and 39,311,061 were issuable upon or otherwise deliverable in connection with the exercise of outstanding options and warrants. Between December 7, 1998 and the date hereof, no shares of Parent's capital stock have been issued other than pursuant to stock options and warrants already in existence on such date and except for grants of stock options to employees, officers and directors in the ordinary course of business consistent with past practice. Between December 7, 1998 and the date hereof, no stock options or warrants have been granted. Except as set forth above and except for the Parent Rights, as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Parent (ii) no securities of Parent or its subsidiaries convertible into or exchangeable for shares of capital stock, or voting securities of Parent (iii) no options or other rights to acquire from Parent or its subsidiaries and no obligations of Parent or its subsidiaries to issue any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent and (iv) except for the Parent Rights, the Automated Systems, Inc. 1983 Stock Option Plan, Cooper & Chyan Technology, Inc. 1989

Stock Option Plan, Cooper & Chyan Technology, Inc. 1993 Equity Incentive Plan, Unicad, Inc. Stock Option Plan, Cadence Design Systems, Inc. 1997 Nonstatutory Stock Option Plan, High Level Design Systems 1993 Stock Option Plan, High Level Design Systems 1995 Special Nonstatutory Stock Option Plan, Ambit Design Systems, Inc. 1994 Incentive Stock Option Plan, Ambit Design Systems, Inc. 1996 Incentive Stock Option Plan, Ambit OP (Shares Issued Outside Plans), Cadence Design Systems, Inc. 1993 Non-Statutory Stock Option Plan, Cadence Design Systems, Inc. 1993 Directors Stock Option Plan, Cadence Design Systems, Inc. 1995 Directors Stock Option Plan, Cadence Design Systems, Inc. 1997 Nonstatutory Stock Option Plan, OP Stock Option Plan (shares issued outside CDN Directors Plan) and warrants issued to Comdisco and Goldman, Sachs & Co., no equity equivalent interests in the ownership or earnings of Parent or its subsidiaries or other similar rights (collectively, "Parent Securities"). As of the date hereof, other than in connection with the Company's seasoned authorized stock repurchase program, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of capital stock of Parent.

          (b) The Parent Rights and Parent Common Stock constitute the only classes of equity securities of Parent or any of its subsidiaries registered or required to be registered under the Exchange Act.

          Section 3.3. AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes, assuming the due authorization, execution and delivery hereof by the Company, a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

          Section 3.4.  SEC REPORTS; FINANCIAL STATEMENTS.

          (a) Parent has filed all required forms, reports and documents ("Parent SEC Reports") with the SEC since December 31, 1997, each of which, complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each law as in effect on the dates such forms reports and documents were filed. None of such Parent SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a Parent SEC Report filed subsequently and prior to the date hereof. The audited consolidated financial statements of Parent included in the Parent SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto) the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

          (b) Parent has heretofore made available or promptly will make available to the Company a complete and correct copy of any amendments or modifications that are required to be filed with the SEC but have not yet been filed with the SEC to agreements documents or other instruments that previously had been filed by Parent with the SEC pursuant to the Exchange Act.

          Section 3.5. INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Acquisition for inclusion or incorporation by reference to (i) the S-4 will at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will at the date mailed to stockholders and at the times of the meeting or meetings of stockholders of the Company to be held in connection with the Merger contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein in light of the circumstances under which they are made not misleading. The S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to any information supplied or required to be supplied by the Company which is contained in or omitted from any of the foregoing documents.

          Section 3.6. CONSENTS AND APPROVALS; NO VIOLATIONS. Except for filings, permits, authorizations, consents, and approvals as may be required under and other applicable requirements of the Securities Act, the Exchange Act, state securities or blue sky laws, the HSR Act, and any filings under similar merger notification laws or regulations of foreign Governmental Entities and the filing and recordation of the Certificate of Merger as required by the DGCL, no filing with or notice to, and no permit authorization consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Neither the execution, delivery and performance of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate or Certificate of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition or any of Parent's other subsidiaries,
(ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties o assets except, in the case of (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          Section 3.7. NO DEFAULT. Neither Parent nor any of its subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or any of its subsidiaries or any of their respective properties or assets, except, in the case of clause (ii) or (iii), for violations, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

          Section 3.8. NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES. Except as and to the extent publicly disclosed by Parent in the Parent SEC Reports, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Parent and its consolidated subsidiaries (including the notes thereto), other than liabilities and obligations incurred in the ordinary course of business since September 30, 1998, which, individually or in the aggregate, will not have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, since September 30, 1998, there have been no events changes or effects with respect to Parent or its subsidiaries having or that would reasonably be expected to have a Material Adverse Effect on Parent.

          Section 3.9. LITIGATION. Except as publicly disclosed by Parent in the Parent SEC Reports, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Parent threatened, against Parent or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that, individually or in the aggregate would reasonably be expected to have a Material Adverse Effect or could reasonably be expected to prevent or delay the consummation of the transactions contemplated by this Agreement. Except as publicly disclosed by Parent in the Parent SEC

Reports, neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that, insofar as can be reasonably foreseen in the future would reasonably be expected to have a Material Adverse Effect on Parent or could reasonably be expected to prevent or delay the consummation of the transactions contemplated hereby.

          Section 3.10. COMPLIANCE WITH APPLICABLE LAW. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Parent Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, Parent and its subsidiaries are in compliance with the terms of the Parent Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, the businesses of Parent and its subsidiaries are not being conducted in violation of any law ordinance or regulation of any Governmental Entity except that no representation or warranty is made in this Section 3.10 with respect to Environmental Laws and except for violations or possible violations that do not and, insofar as reasonably can be foreseen in the future, will not, individually or in the aggregate, have a Material Adverse Effect on Parent. Except as publicly disclosed by Parent in the Parent SEC Reports, no investigation or review by any Governmental Entity with respect to Parent or its subsidiaries is pending or, to the knowledge of Parent, threatened, nor, to the knowledge of Parent, has any Governmental Entity indicated an intention to conduct the same, other than in each case those that Parent reasonably believes will not have a Material Adverse Effect on Parent.

          Section 3.11. TAX TREATMENT; POOLING. Neither Parent, Acquisition nor, to the knowledge of Parent, any of its affiliates has taken, proposes to take, or has agreed to take any action that would prevent the Merger (a) from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code or (b) from being treated as a Pooling Transaction for financial accounting purposes.

          Section 3.12. OPINION OF FINANCIAL ADVISER. Goldman, Sachs & Co. (the "Parent Financial Adviser") has delivered to the Board of Directors of Parent its opinion to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to Parent.

          Section 3.13. BROKERS. No broker finder or investment banker (other than the Parent Financial Adviser) is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Acquisition.

          Section 3.14. NO PRIOR ACTIVITIES. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any type or kind whatsoever or entered into any agreement or arrangement with any person.

          Section 3.15   ENVIRONMENTAL LAWS AND REGULATIONS.

          (a)  Except as publicly disclosed by Parent in the Parent SEC Reports
(i) each of Parent and its subsidiaries is in material compliance with all Environmental Laws, except for non-compliances that, individually or in the aggregate, would not have a Material Adverse Effect on the Parent, which compliance includes, but is not limited to, the possession by the Parent and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof; (ii) neither Parent nor any of its subsidiaries has received written notice of or, to the knowledge of Parent, is the subject of any Environmental Claim, and (iii) to the knowledge of Parent, there are no existing facts that are reasonably likely to prevent or interfere with such material compliance in the future.

          (b) Except as disclosed in the Parent SEC Reports, there are no Environmental Claims that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company that are pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries or, to the knowledge of Parent, against any person whose liability for any Environmental Claim the Parent or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

                                     ARTICLE 4


                                     COVENANTS

          Section 4.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, during the period from the date hereof to the Effective Time, the Company will and will cause each of its subsidiaries to conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement seek, to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the intention that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement or as described in Section 4.1 of the Company Disclosure Schedule, prior to the Effective Time, neither the Company nor any of its subsidiaries will, without the prior written consent of Parent and Acquisition:

          (a) amend its Certificate or Articles of Incorporation or bylaws (or other similar governing instrument);

          (b) authorize for issuance, issue, sell, deliver or agree or commit to issue sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including any stock options or stock appreciation rights) except for the issuance and sale of Shares pursuant to options granted under the Company Plans prior to the date hereof;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to stockholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

          (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the Merger);

          (e) alter through merger, liquidation, reorganization, restructuring or any other fashion the corporate structure of ownership of any subsidiary;

          (f) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except for obligations of subsidiaries of the Company incurred in the ordinary course of business;
(iii) make any loans, advances or capital contributions to or investments in any other person (other than to subsidiaries of the Company or customary loans or advances to employees in each case in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of its subsidiaries; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any material Lien thereupon;

          (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, health, life, or disability insurance, dependent care, severance or other employee benefit plan agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including the granting of stock appreciation rights or performance units); PROVIDED, HOWEVER, that this paragraph (g) shall not prevent the Company or its subsidiaries from increasing annual compensation and/or providing for or amending bonus arrangements for employees for fiscal 1998 in the ordinary course of year-end compensation reviews consistent with past practice (to the extent that such compensation increases and new or amended bonus arrangements do not result in a material increase in benefits or compensation expense to the Company or any such subsidiary);

          (h) acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions having a fair market value in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, other than sales of its products in the ordinary course of business consistent with past practices;

          (i) except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles, practices or methods used by it;

          (j) revalue in any material respect any of its assets, including writing down the value of inventory or writing-off notes or accounts receivable, other than in the ordinary course of business;

          (k) (i) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement other than in the ordinary course of business consistent with past practice that would be material to the Company and its subsidiaries, taken as a whole; (iii) amend, modify or waive any right under any material contract of the Company or any of its subsidiaries; (iv) modify its standard warranty terms for its products or amend or modify any product warranties in effect as of the date hereof in any material manner that is adverse to the Company or any of its subsidiaries; or (v) authorize any new capital expenditure or expenditures that individually is in excess of One Hundred Thousand Dollars ($100,000) or in the aggregate are in excess of Three Hundred Thousand Dollars ($300,000); PROVIDED that nothing in the foregoing clause (v) shall limit any capital expenditure required pursuant to existing customer contracts;

          (l) make any tax election or settle or compromise any income tax liability material to the Company and its subsidiaries taken as a whole;

          (m) settle or compromise any pending or threatened suit, action or claim that (i) relates to the transactions contemplated hereby or (ii) the settlement or compromise of which would have a Material Adverse Effect on the Company;

          (n) commence any material software development project or terminate any material software development project that is currently ongoing, in either case except pursuant to the terms of existing contracts with customers or except as contemplated by the Company's project development budget previously provided to Parent; or

          (o) take or agree in writing or otherwise to take any of the actions described in Sections 4.1(a) through 4.1(n) (and it shall use all reasonable efforts not to take any action that would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect).

          Section 4.2. CONDUCT OF BUSINESS OF PARENT. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Parent will and will cause each of its subsidiaries to conduct their operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, keep available the service of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, except as otherwise expressly provided in this Agreement prior to the Effective Time, neither Parent nor any of its subsidiaries will, without the prior written consent of the Company:

          (a) knowingly take any action that would result in a failure to maintain the trading of the Parent Common Stock on the New York Stock Exchange ("NYSE");

          (b) acquire or agree to acquire by merging or consolidating with by purchasing an equity interest in or the assets of or by any other manner any business or any corporation, partnership or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other entity (other than the purchase of assets from suppliers, clients or vendors in the ordinary course of business and consistent with past practice) if such transaction would prevent or materially delay the consummation of the transactions contemplated by this Agreement;

          (c) adopt or propose to adopt any amendments to its charter documents that would have an adverse impact on the consummation of the transactions contemplated by this Agreement; or

          (d) take or agree in writing or otherwise to take any of the actions described in Sections 4.2(a) through 4.2(c) or any action that would make any of the representations or warranties of Parent contained in this Agreement untrue or incorrect.

          Section 4.3. PREPARATION OF S-4 AND THE PROXY STATEMENT. The Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall promptly prepare and file with the SEC the S-4 in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of Company Stock Options and the Company shall furnish all information concerning the Company and the holders of Shares as may be reasonably requested in connection with any such action.

          Section 4.4.  OTHER POTENTIAL ACQUIRERS.

          (a) The Company, its affiliates (as reasonably determined by the Company) and their respective officers and other employees with managerial responsibilities, directors, representatives and agents shall immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). Neither the Company nor any of its affiliates (as reasonably determined by the Company) shall, nor shall the Company authorize or permit any of its or their respective officers, directors, employees representatives or agents to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; PROVIDED, HOWEVER, that nothing herein shall prevent the Company Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender or exchange offer. The Company shall promptly notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise Parent from time to time of the status and any material developments concerning the same.

          (b) Except as set forth in this Section 4.4(b), the Company Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if the Company Board by a majority vote determines in its good faith judgment, after consultation with and based upon the advice of legal counsel, that it is required to do so in order to comply with its fiduciary duties, the Company Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal (as defined in subsection (c) below), but in each case only (i) after providing written notice to Parent (a "Notice of Superior Proposal") advising Parent that the Company Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal and (ii) if Parent does not, within five (5) business days of Parent's receipt of the Notice of Superior Proposal, make an offer that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of a financial adviser of nationally recognized reputation) to be at least as favorable to the Company's stockholders as such Superior Proposal; PROVIDED, HOWEVER, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 6.1 and the Company has paid all amounts due to Parent pursuant to Section 6.3. Any disclosure that the Company Board may be compelled to make with respect to the receipt of a proposal for a Third Party Acquisition or otherwise in order to comply with its fiduciary duties or Rule 14d-9 or 14e-2 will not constitute a violation of this Agreement, PROVIDED that such disclosure states that no action will be taken by the Company Board in violation of this Section 4.4(b).

          (c) For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party"); (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its subsidiaries taken as a whole, other than the sale of its products in the ordinary course of business consistent with past practices; (iii) the acquisition by a Third
Party of fifteen percent (15%) or more of the outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than ten percent (10%) of the outstanding Shares; or (vi) the acquisition by the Company or any of its subsidiaries by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets is equal or greater than ten percent (10%) of the annual revenues, net income or assets of the Company. For purposes of this Agreement, a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities more than 50% of the Shares then outstanding or all or substantially all the assets of the Company and otherwise on terms that the Company Board by a majority vote determines in its good faith judgment (based on the written advice of Hambrecht & Quist LLC or another financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger.

          Section 4.5.  COMFORT LETTERS.

          (a) The Company shall use all reasonable efforts to cause PricewaterhouseCoopers LLP to deliver a letter dated not more than five days prior to the date on which the S-4 shall become effective and addressed to itself and Parent and their respective Boards of Directors in form and substance reasonably satisfactory to Parent and customary in scope and substance for agreed-upon procedures letters delivered by independent public accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

          (b)  Parent shall use all reasonable efforts to cause Arthur
Andersen LLP to deliver a letter dated not more than five (5) days prior to the date of the S-4 shall become effective and addressed to itself and the Company and their respective Boards of Directors in form and substance reasonably satisfactory to the Company and customary in scope and substance for agreed-upon procedures letters delivered by independent accountants in connection with registration statements and proxy statements similar to the S-4 and the Proxy Statement.

          Section 4.6. MEETING OF STOCKHOLDERS. The Company shall take all actions necessary in accordance with the DGCL and its Certificate of Incorporation and bylaws to duly call give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby. The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by the DGCL and the Company's Certificate of Incorporation and bylaws. The Company will, through the Company Board, recommend to its stockholders approval of such matters subject to the provisions of Section 4.4(b). The Company shall promptly prepare and file with the SEC the Proxy Statement for the solicitation of a vote of the holders of Shares approving the Merger, which, subject to the provisions of Section 4.4(b), shall include the recommendation of the Company Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement and the written opinion of the Financial Advisor that the cash consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Company. Parent shall use all reasonable efforts to obtain all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto, PROVIDED that the Company shall cooperate with Parent in obtaining such permits and approvals as reasonably requested.

          Section 4.7. STOCK EXCHANGE LISTING. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of Company Stock Options to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Effective Time.

          Section 4.8.  ACCESS TO INFORMATION.

          (a) Between the date hereof and the Effective Time, the Company will give Parent and its authorized representatives reasonable access to all employees, plants, offices, warehouses and other facilities and to all books and records of the Company and its subsidiaries as Parent may reasonably require, and will cause its officers and those of its subsidiaries to furnish Parent with such financial and operating data and other information with respect to the business and properties of the Company and its subsidiaries as Parent may from time to time reasonably request. Between the date hereof and the Effective Time, Parent shall make available to the Company, as reasonably requested by the Company, a designated officer of Parent to answer questions and make available such information regarding Parent and its subsidiaries as is reasonably requested by the Company taking into account the nature of the transactions contemplated by this Agreement.

          (b) Between the date hereof and the Effective Time, the Company shall furnish to Parent (1) within two (2) business days following preparation thereof (and in any event within twenty (20) business days after the end of each calendar month, commencing with December 1998), an unaudited balance sheet as of the end of such month and the related statements of earnings, stockholders' equity (deficit) and cash flows, (2) within two (2) business days following preparation thereof

(and in any event within twenty (20) business days after the end of each fiscal quarter) an unaudited balance sheet as of the end of such quarter and the related statements of earnings, stockholders' equity (deficit) and cash flows for the quarter then ended, and (3) within two (2) business days following preparation thereof (and in any event within ninety (90) calendar days after the end of each fiscal year, an audited balance sheet as of the end of such year and the related statements of earnings, stockholders' equity (deficit) and cash flows, all of such financial statements referred to in clauses (1), (2) and (3) to prepared in accordance with generally accepted accounting principles in conformity with the practices consistently applied by the Company with respect to such financial statements. All the foregoing shall be in accordance with the books and records of the Company and shall fairly present its financial position (taking into account the differences between the monthly, quarterly and annual financial statements prepared by the Company in conformity with its past practices) as of the last day of the period then ended.

          (c) Each of the parties hereto will hold, and will cause its consultants and advisers to hold, in confidence all documents and information furnished to it by or on behalf of another party to this Agreement in connection with the transactions contemplated by this Agreement pursuant to the terms of that certain Confidentiality Agreement entered into between the Company and Parent dated December 4, 1998.

          Section 4.9.  CERTAIN FILINGS; REASONABLE EFFORTS.

          (a) Subject to the terms and conditions herein provided, including, without limitation, Section 4.4(b), each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) cooperate in the preparation and filing of the Proxy Statement and the S-4 and any amendments thereto, any filings that may be required under the HSR Act and any filings under similar merger notification laws or regulations of foreign Governmental Entities; (ii) obtain consents of all third parties and Governmental Entities necessary, proper or advisable for the consummation of the transactions contemplated by this Agreement; (iii) contest any legal proceeding relating to the Merger; and (iv) execute any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the Company stockholder vote with respect to the Merger. The Company agrees to use all reasonable efforts to encourage its employees to accept any offers of employment extended by Parent. If at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement the proper officers and directors of each party hereto shall take all such necessary action.

          (b) Parent and the Company will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, letters, white papers, memoranda, briefs, arguments, opinions or proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other foreign, federal, or state antitrust, competition, or fair trade law. In this regard but without limitation, each party hereto shall promptly inform the other of any material communication between such party and the Federal

Trade Commission, the Antitrust Division of the United States Department of Justice, or any other federal, foreign or state antitrust or competition Governmental Entity regarding the transactions contemplated herein.

          Section 4.10. PUBLIC ANNOUNCEMENTS. Parent, Acquisition and the Company, as the case may be, will consult with one another before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation except (i) as may be required by applicable law, or by the rules and regulations of, or pursuant to any listing agreement with, the NYSE or the Nasdaq National Market, as determined by Parent, Acquisition or the Company, as the case may be, or (ii) following a change, if any, of the Company Board's recommendation of the Merger (in accordance with Section 4.4(b)), after which event no such consultation shall be required. Notwithstanding the preceding sentence, the first public announcement of this Agreement and the Merger shall be a joint press agreed upon by Parent and the Company.

          Section 4.11.  INDEMNIFICATION AND DIRECTORS' AND OFFICERS' INSURANCE.

          (a) After the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless (and shall also advance expenses as incurred to the fullest extent permitted under applicable law to), to the extent not covered by insurance, each person who is now or has been prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company or any of the Company's subsidiaries (the "Indemnified Persons") against
(i) all losses, claims, damages, costs, expenses (including counsel fees and expenses), settlement, payments or liabilities arising out of or in connection with any claim, demand, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer or director of the Company or any of its subsidiaries, whether or not pertaining to any matter existing or occurring at or prior to the Effective Time and whether or not asserted or claimed prior to or at or after the Effective Time ("Indemnified Liabilities"); and (ii) all Indemnified Liabilities based in whole or in part on or arising in whole or in part out of or pertaining to this Agreement or the transactions contemplated hereby, in each case to the fullest extent required or permitted under applicable law. Nothing contained herein shall make Parent, Acquisition, the Company or the Surviving Corporation, an insurer, a co-insurer or an excess insurer in respect of any insurance policies which may provide coverage for Indemnified Liabilities, nor shall this Section 4.11 relieve the obligations of any insurer in respect thereto. The parties hereto intend, to the extent not prohibited by applicable law, that the indemnification provided for in this Section 4.11 shall apply without limitation to negligent acts or omissions by an Indemnified Person. Parent hereby guarantees the payment and performance of the Surviving Corporation's obligations in this Section 4.11. Each Indemnified Person is intended to be a third party beneficiary of this Section 4.11 and may specifically enforce its terms. This Section 4.11 shall not limit or otherwise adversely affect any rights any Indemnified Person may have under any agreement with the Company or under the Company's Certificate of Incorporation or bylaws as presently in effect.

          (b) From and after the Effective Time, Parent will fulfill and honor and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to any indemnification agreements between the Company and its directors and officers as of or prior to the date hereof (or indemnification agreements in the Company's customary form for directors joining the Company's Board of Directors prior to the Effective Time) and any indemnification provisions under the Company's certificate of incorporation or bylaws as in effect immediately prior to the Effective Time.

          (c) For a period of six years after the Effective Time, Parent will maintain or cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who, as of immediately prior to the Effective Time, are covered by the Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of the Company's present directors' and officers' liability insurance policy; PROVIDED, HOWEVER, that in no event will Parent or the Surviving Corporation be required to expend in excess of 150% of the annual premium currently paid by the Company for such coverage (or such coverage as is available for 150% of such annual premium); PROVIDED FURTHER, that, in lieu of maintaining such existing insurance as provided above, Parent may cause coverage to be provided under any policy maintained for the benefit of Parent or any of its subsidiaries, so long as the terms are not materially less advantageous to the intended beneficiaries thereof than such existing insurance.

          (d) The provisions of this Section 4.11 are intended to be for the benefit of, and will be enforceable by, each person entitled to indemnification hereunder and the heirs and representatives of such person. Parent will not permit the Surviving Corporation to merge or consolidate with any other Person unless the Surviving Corporation will ensure that the surviving or resulting entity assumes the obligations imposed by this Section 4.11.

          Section 4.12. NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and
(ii) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy in any material respect any covenant condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 4.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          Section 4.13.  AFFILIATES; POOLING; TAX-FREE REORGANIZATION.

          (a) The Company shall use all reasonable efforts to obtain from all Company Affiliates and from any person who may be deemed to have become a Company Affiliate, after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of EXHIBIT A-1 hereto as soon as practicable.

          (b) Parent shall use all reasonable efforts to obtain from each of its directors, officers and any other person who may be deemed to be an affiliate of Parent pursuant to Rule 145 under the Securities Act, as soon as practicable after the date of this Agreement and on or prior to the Effective Time, a letter agreement substantially in the form of EXHIBIT A-2 hereto.

          (c) Parent shall not be required to maintain the effectiveness of the S-4 for the purpose of resale of shares of Parent Common Stock by stockholders of the Company who may be affiliates of the Company or Parent pursuant to Rule 145 under the Securities Act.

          (d) Each party hereto shall use all reasonable efforts to cause the Merger to be treated for financial accounting purposes as a Pooling Transaction and shall not take and shall use all reasonable efforts to prevent any affiliate of such party from taking any actions that could prevent the Merger from being treated for financial accounting purposes as a Pooling Transaction, and shall take all reasonable actions to remedy the effects of any prior actions so as to permit such treatment.

          (e) The Company, on the one hand, and Parent and Acquisition, on the other hand, shall execute and deliver to legal counsel to the Company and Parent certificates substantially in the form attached hereto as EXHIBITS B-1 and B-2, respectively, at such time or times as reasonably requested by such legal counsel in connection with its delivery of an opinion with respect to the transactions contemplated hereby and the Company and Parent shall each provide a copy thereof to the other parties hereto. Prior to the Effective Time, none of the Company, Parent or Acquisition shall take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action that would cause to be untrue) any of the representations in EXHIBITS B-1 or B-2.

          4.14. ADDITIONS TO AND MODIFICATION OF COMPANY DISCLOSURE SCHEDULE. Concurrently with the execution and delivery of this Agreement, the Company has delivered a Company Disclosure Schedule that includes all of the information required by the relevant provisions of this Agreement. In addition, the Company shall deliver to Parent and Acquisition such additions to or modifications of any Sections of the Company Disclosure Schedule necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to the Company after the date of execution and delivery of this Agreement; PROVIDED, HOWEVER, that such disclosure shall not be deemed to constitute an exception to its representations and warranties under Article 2, nor limit the rights and remedies of Parent and Acquisition under this Agreement for any breach by the Company of such representation and warranties.

          4.15. COMPANY RIGHTS AGREEMENT. The Company shall not redeem any of the Company Rights issued pursuant to the Company Rights Agreement nor will the Company take any action to amend the Company Rights Agreement to facilitate the acquisition of Shares by any person other than Parent or Acquisition unless this Agreement is first terminated in accordance with Article 6 of this Agreement.

                                     ARTICLE 5


                      CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 5.1. CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company;

          (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the Merger;

          (c) any waiting period applicable to the Merger under the HSR Act shall have terminated or expired;

          (d) any governmental or regulatory notices, approvals or other requirements necessary to consummate the transactions contemplated hereby and to operate the Business after the Effective Time in all material respects as it was operated prior thereto (other than under the HSR Act) shall have been given, obtained or complied with, as applicable;

          (e) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Parent shall have received all state securities laws or "blue sky" permits and authorizations necessary to issue shares of Parent Common Stock in exchange for Shares in the Merger; and

          (f) The Company shall have received from PricewaterhouseCoopers LLP and Parent shall have received from Arthur Andersen LLP, independent accountants for the Company and Parent, respectively, a copy of a letter addressed to the Company and Parent, respectively, each dated the Closing Date, in substance reasonably satisfactory to Parent and the Company (and which may contain customary qualifications and assumptions), to the effect that such independent accountants concur with the Company's and Parent's managements' conclusions that no conditions exist related to the Company or Parent, respectively, that would preclude Parent from accounting for the Merger as a "pooling of interests."

          Section 5.2. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligation of the Company to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of Parent and Acquisition contained in this Agreement or in the Stock Option Agreement of even date herewith between Parent and the Company (the "Stock Option Agreement") shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on Parent) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

          (b) each of the covenants and obligations of Parent and Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, Parent and Acquisition shall have delivered to the Company a certificate to that effect, executed by two (2) executive officers of Parent and Acquisition;

          (c) the shares of Parent Common Stock issuable to the Company's stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance;

          (d) the Company shall have received the opinion of tax counsel to the Company to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in Exhibits B-1 and B-2 and such other representations as such counsel reasonably deems appropriate and such opinion shall not have been withdrawn or modified in any material respect;

          (e) the Company shall have received the opinion of legal counsel to Parent as to the matters set forth in EXHIBIT C;

          (f) Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of the Company, individually or in the aggregate, have a Material Adverse Effect on Parent; and

          (g) there shall have been no events, changes or effects with respect to Parent or its subsidiaries having or that would reasonably be expected to have a Material Adverse Effect on Parent,

          Section 5.3. CONDITIONS TO THE OBLIGATIONS OF PARENT AND ACQUISITION. The respective obligations of Parent and Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) the representations and warranties of the Company contained in this Agreement (other than those contained in Section 2.24) and in the Stock Option Agreement shall be true and correct (except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on the Company) at and as of the Effective Time with the same effect as if made at and as of the Effective Time (except to the extent such representations specifically related to an earlier date, in which case such representations shall be true and correct as of such earlier date, and in any event, subject to the foregoing Material Adverse Effect qualification) and the representations and warranties of the Company contained in Section 2.24 shall be true and correct in all respects at and as of the Effective Time, and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

          (b) each of the covenants and obligations of the Company to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time and, at the Closing, the Company shall have delivered to Parent and Acquisition a certificate to that effect, executed by two (2) executive officers of the Company;

          (c) Parent shall have received from each affiliate of the Company referred to in Sections 2.21 and 4.13(a) an executed copy of the letter attached hereto as EXHIBIT A-1;

          (d) there shall have been no events, changes or effects with respect to the Company or its subsidiaries having or that, individually or in the aggregate, would reasonably be expected to have, a Material Adverse Effect on the Company;

          (e) Parent shall have received the opinion of tax counsel to Parent to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) each of Parent, Acquisition and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, which opinion may rely on the representations set forth in EXHIBITS B-1 and B-2 and such other representations as such counsel reasonably deems appropriate, and such opinion shall not have been withdrawn or modified in any material respect;

          (f) Parent shall have received the opinion of legal counsel to the Company as to the matters set forth in EXHIBIT D;

          (g) the Company shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation right or interest of the Company or any subsidiary of the Company the agreements and instruments, set forth in Section 5.3(g) of the Company Disclosure Schedule; and

          (h) Keith R. Lobo shall not have questioned the validity or enforceability of the employment or non-competition agreement dated the date hereof with Parent or otherwise expressed his intent not to continue his employment with the Surviving Corporation.

                                     ARTICLE 6


                           TERMINATION; AMENDMENT; WAIVER

          Section 6.1. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

          (a)  by mutual written consent of Parent, Acquisition and the Company;

          (b) by Parent and Acquisition or the Company if (i) any court of competent jurisdiction in the United States or other United States federal or state Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become nonappealable or (ii) the Merger has not been consummated by June 30, 1999 (the "Final Date"); PROVIDED that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been the reason that the Effective Time shall not have occurred on or before said date;

          (c) by the Company if (i) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition set forth in this Agreement or if any representation or warranty of Parent or Acquisition shall have become untrue such that the conditions set forth in Section 5.2(a) would be incapable of being satisfied by the Final Date, PROVIDED that the Company has not breached any of its obligations hereunder in any material respect; (ii) there shall have been a breach by Parent or Acquisition of any of their respective covenants or agreements hereunder having a Material Adverse Effect on Parent or materially adversely affecting (or materially delaying) the consummation of the Merger, and Parent or Acquisition, as the case may be, has not cured such breach within twenty (20) business days after notice by the Company thereof, PROVIDED that the Company has not breached any of its obligations hereunder in any material respect; (iii) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof); or (iv) the Company Board has received a Superior Proposal, has complied with the provisions of Section 4.4(b), and has made the payment called for by Section 6.3(a); or

          (d) by Parent and Acquisition if (i) there shall have been a breach of any representation or warranty on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 5.3(a) would be incapable of being satisfied by the Final Date, PROVIDED that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (ii) there shall have been a breach by the Company of its covenants or agreements hereunder having a Material Adverse Effect on the Company or materially adversely affecting (or materially delaying) the consummation of the Merger, and the Company has not cured such breach within twenty (20) business days after notice by Parent or Acquisition thereof, PROVIDED that neither Parent nor Acquisition has breached any of their respective obligations hereunder in any material respect; (iii) the Company Board shall have recommended to the Company's stockholders a Superior
Proposal; (iv) the Company Board shall have withdrawn or adversely modified its approval or recommendation of this Agreement or the Merger; (v) the Company shall have ceased using all reasonable efforts to call, give notice of, or convene or hold a stockholders' meeting to vote on the Merger as promptly as practicable after the date hereof or shall have adopted a resolution not to effect any of the foregoing; or (vi) the Company shall have convened a meeting of its stockholders to vote upon the Merger and shall have failed to obtain the requisite vote of its stockholders at such meeting (including any adjournments thereof).

          Section 6.2. EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 6.2 and Sections 4.8(c) and 6.3 hereof. Nothing contained in this Section 6.2 shall relieve any party from liability for any breach of this Agreement prior to such termination.

          Section 6.3.  FEES AND EXPENSES.

          (a)  In the event that this Agreement shall be terminated pursuant to:

               (i)   Section 6.1(c)(iv) or 6.1(d)(iii), (iv) or (v);

               (ii) Section 6.1(d)(i) or (ii) and within twelve (12) months thereafter the Company enters into an agreement with respect to a Company Acquisition or a Company Acquisition occurs involving any party (or any affiliate thereof) (x) with whom the Company (or its agents) had negotiations with a view to a Company Acquisition, (y) to whom the Company (or its agents) furnished information with a view to a Company Acquisition or (z) who had submitted a proposal or expressed an interest in a Company Acquisition, in the case of each of clauses (x), (y) and (z), prior to such termination; or

               (iii) Section 6.1(c)(iii) or 6.1(d)(vi) and at the time of the Company stockholders' meeting at which the Company failed to obtain the requisite vote there shall be outstanding at that time an offer by a Third Party to consummate, or a third party shall have publicly announced (and not withdrawn) a plan or proposal with respect to, a Company Acquisition;

Parent and Acquisition would suffer direct and substantial damages, which damages cannot be determined with reasonable certainty. To compensate Parent and Acquisition for such damages the Company shall pay to Parent the amount of $10,557,000 as liquidated damages immediately upon the occurrence of the event described in this Section 6.3(a) giving rise to such damages. It is specifically agreed that the amount to be paid pursuant to this Section 6.3(a) represents liquidated damages and not a penalty. The Company hereby waives any right to set-off or counterclaim against such amount.

          (b) Upon the termination of this Agreement pursuant to Section 6.1(c)(iii), (iv) or 6.1(d)(i), (ii), (iv), (v) or (vi), in addition to any other remedies that Parent, Acquisition or their affiliates may have as a result of such termination, the Company shall pay to Parent the amount of $3,500,000 as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

          (c)  Upon the termination of this Agreement pursuant to
Section 6.1(c)(i) or (ii), in addition to any other remedies that the Company or its affiliates may have as a result of such termination, Parent shall pay to the Company the amount of $3,500,000 as reimbursement for the costs, fees and expenses incurred by any of them or on their behalf in connection with this Agreement, the Merger and the consummation of all transactions contemplated by this Agreement (including fees payable to investment bankers, counsel to any of the foregoing and accountants).

          (d) Except as specifically provided in this Section 6.3, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

          Section 6.4. AMENDMENT. This Agreement may be amended by action taken by the Company, Parent and Acquisition at any time before or after approval of the Merger by the stockholders of the Company but after any such approval no amendment shall be made that requires the approval of such stockholders under applicable law without such approval. This Agreement (including, subject to Section 4.15, the Company Disclosure Schedule) may be amended only by an instrument in writing signed on behalf of the parties hereto.


          Section 6.5. EXTENSION; WAIVER. At any time prior to the Effective Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.


                                     ARTICLE 7

                                   MISCELLANEOUS

          Section 7.1. NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement. This Section 7.1 shall not limit any covenant or agreement of the parties hereto that by its terms requires performance after the Effective Time.

          Section 7.2. ENTIRE AGREEMENT; ASSIGNMENT. This Agreement (including the Company Disclosure Schedule) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise; PROVIDED, HOWEVER, that Acquisition may assign any or all of its rights and obligations under this Agreement to any wholly owned subsidiary of Parent, but no such assignment shall relieve Acquisition of its obligations hereunder if such assignee does not perform such obligations.

          Section 7.3. VALIDITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

          Section 7.4. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

     if to Parent or Acquisition:  Cadence Design Systems, Inc.
                                   2655 Seely Road
                                   San Jose, California  95134
                                   Telecopier:  (408) 944-6855
                                   Attention:  General Counsel

     with a copy to:               Gibson, Dunn & Crutcher LLP
                                   One Montgomery Street
                                   Telesis Tower
                                   San Francisco, CA 94104
                                   Telecopier:  (415) 986-5309
                                   Attention:  Kenneth R. Lamb

     if to the Company to:         Quickturn Design Systems, Inc.
                                   55 West Trimble Road
                                   San Jose, California  95131
                                   Telecopier:  (408) 914-6001
                                   Attention:  President
     with a copy to:               Wilson, Sonsini, Rosati & Goodrich LLP
                                   650 Page Mill Road
                                   Palo Alto, CA  94304
                                   Telecopier:  (650) 493-6811
                                   Attention:  Larry Sonsini


or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

          Section 7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

          Section 7.6. DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          Section 7.7. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided herein, including in Sections 4.12 and 7.2, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 7.8. CERTAIN DEFINITIONS. For the purposes of this Agreement the term:

          (a) "affiliate" means (except as otherwise provided in Sections 2.21 and 4.14) a person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned person;

          (b) "business day" means any day other than a day on which the NYSE is closed;

          (c) "capital stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

          (d) "Company Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Third Party; (ii) the acquisition by a Third Party of any material portion of the assets of the Company and its subsidiaries taken as a whole; or (iii) the acquisition by a Third Party of thirty percent (30%) or more of the outstanding Shares or any securities convertible into or exchangeable for such number of Shares;

          (e) "knowledge" or "known" means, with respect to any matter in question, the actual knowledge of such matter of any executive officer of the Company or Parent, as the case may be;

          (f) "include" or "including" means "include, without limitation" or "including, without limitation," as the case may be, and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

          (g) "person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity including any Governmental Entity; and

          (h) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, 50% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          Section 7.9. PERSONAL LIABILITY. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or Acquisition or any officer, director, employee, agent, representative or investor of any party hereto.

          Section 7.10. SPECIFIC PERFORMANCE. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; PROVIDED, HOWEVER, that if a party hereto is entitled to receive any payment or reimbursement of expenses pursuant to Section 6.3(a), (b) or (c) it shall not be entitled to specific performance to compel the consummation of the Merger.

          Section 7.11. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

                    (Remainder of page intentionally left blank)

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                       CADENCE DESIGN SYSTEMS, INC.


                                       By:    /s/H. Raymond Bingham
                                          ----------------------------
                                          Name:  H. Raymond Bingham
                                          Title: Executive Vice President and
                                                 Chief Financial Officer




                                       QUICKTURN DESIGN SYSTEMS, INC.


                                       By:    /s/Keith R. Lobo
                                          ----------------------------
                                          Name:  Keith R. Lobo
                                          Title: President and Chief Executive
                                                 Officer




                                       CDSI ACQUISITION, INC.


                                       By:    /s/H. Raymond Bingham
                                          ----------------------------
                                          Name:  H. Raymond Bingham
                                          Title: Executive Vice President and
                                                 Chief Financial Officer

--------------------------------------------------------------------------------


                                    EXHIBITS TO

                            AGREEMENT AND PLAN OF MERGER

                           DATED AS OF DECEMBER 8,  1998
                                       AMONG
                           CADENCE DESIGN SYSTEMS, INC.,
                           QUICKTURN DESIGN SYSTEM, INC.
                                        AND
                               CDSI ACQUISITION, INC.


--------------------------------------------------------------------------------

                                   EXHIBIT A-1

                 Form of Letter Agreement with Company Affiliates
                 ------------------------------------------------

                                                            ___________ __, 199_

Cadence Design Systems, Inc.
2655 Seely Road
San Jose, California  95134

Dear Sirs:

                Reference is made to the provisions of the Agreement and Plan of Merger, dated as of December 8, 1998 (together with any amendments thereto, the "Merger Agreement"), among Quickturn Design Systems, Inc., a Delaware corporation (the "Company"), Cadence Design Systems, Inc., a Delaware corporation ("Parent"), and CDSI Acquisition, Inc., Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), pursuant to which Acquisition will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

                I understand that I may be deemed to be an "affiliate" of the Company, as such term is defined for purposes of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and that the transferability of the shares of common stock, par value $.01 per share, of Parent (including the associated preferred stock purchase rights, the "Parent Common Stock") that I will receive upon the consummation of the Merger in exchange for my shares of common stock, par value $.001 per share, of the Company (including the associated preferred stock purchase rights, the "Company Common Stock") or upon exercise of certain options I hold to purchase Shares, is restricted. Nothing herein shall be construed as an admission that I am an affiliate of the Company.

                I hereby represent, warrant and covenant to Parent that:

                     (a) I will not transfer, sell or otherwise dispose of any shares of Parent Common Stock, except (i) pursuant to an effective registration statement under the Securities Act or (ii) as permitted by, and in accordance with, Rule 145, if applicable, or another applicable exemption under the Securities Act; and

                     (b) I will not (i) transfer, sell, pledge or otherwise dispose of any shares of Company Common Stock prior to the Effective Time (as defined in the Merger Agreement) or (ii) transfer, sell, pledge or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. L, "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 210281] (May 17, 1982)) with respect to any shares of Parent Common Stock until after such time (the "Delivery Time") as financial results reflecting at least 30 days of post-Merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

                                    A(1)-1

                     (c) I have not taken and will not take or agree to take any action that would prevent the Merger from qualifying, or being accounted for under generally accepted accounting principles, as a pooling-of-interests.

                I hereby acknowledge that, except as otherwise provided in the Merger Agreement, Parent is under no obligation to register the sale, transfer, pledge or other disposition of the shares of Parent Common or to take any other action necessary for the purpose of making an exemption from registration available except that Parent agrees to use its reasonable commercial efforts, for a period of two years from the date of the closing of the Merger, to file with the Securities and Exchange Commission in a timely manner all reports and other documents required of Parent under the Securities Act and the Securities Exchange Act of 1934, as amended.

                I understand that Parent will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock and that a restrictive legend will be placed on the certificates delivered to me evidencing the shares of Parent Common Stock in substantially the following form:

                "This certificate and the shares represented hereby have been issued pursuant to a transaction governed by Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold or otherwise disposed of unless registered under the Securities Act pursuant to a Registration Statement in effect at the time or unless the proposed sale or other disposition can be made in compliance with Rule 145 or without registration in reliance on another exemption therefrom. Reference is made to that certain letter agreement dated ________, 1999 between the Holder and the Issuer, a copy of which is on file in the principal office of the Issuer that contains further restrictions on the transferability of this certificate and the shares represented hereby."

                Parent agrees to cause this legend to be removed from the certificates delivered to me evidencing the shares of Parent Common Stock promptly after the restrictions on transferability of the shares of Parent Common Stock are no longer applicable and after I have surrendered such certificates to the transfer agent with a request for such removal.

                The term "Parent Common Stock" as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock that may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Common Stock.

                                    A(1)-2

                I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement, and I understand the requirements of this letter and the limitations imposed upon the transfer, sale, pledge or other disposition of shares of Company Common Stock and Parent Common Stock.

                                             Very truly yours,


                                          _______________________

                                               [AFFILIATE]

ACKNOWLEDGED AND ACCEPTED:

CADENCE DESIGN SYSTEM, INC.


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                    A(1)-3

                                    EXHIBIT A-2

                  Form of Letter Agreement with Parent Affiliates
                  -----------------------------------------------


                                                       ____________ __, 199_

Cadence Design Systems, Inc.
2655 Seely Road
San Jose, California  95134

Dear Sirs:

                Reference is made to the provisions of the Agreement and Plan of Merger, dated as of December 8, 1998 (together with any amendments thereto, the "Merger Agreement"), among Quickturn Design Systems, Inc., Delaware corporation (the "Company"), Cadence Design Systems, Inc., a Delaware corporation ("Parent"), and CDSI Acquisition, Inc., Delaware corporation and a wholly owned subsidiary of Parent ("Acquisition"), pursuant to which Acquisition will be merged with and into the Company, with the Company continuing as the surviving corporation (the "Merger"). This letter constitutes the undertakings of the undersigned contemplated by the Merger Agreement.

                I hereby represent, warrant and covenant to Parent that:

                     (a) I will not transfer, sell, pledge or otherwise reduce my risk (within the meaning of the Securities and Exchange Commission's Financial Reporting Release No. L, "Codification of Financial Reporting Policies," Section 201.01 [47 F.R. 210281] (May 17, 1982)) with respect to any shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") owned by me until after such time (the "Delivery Time") as financial results reflecting at least 30 days of post-merger combined operations of Parent and the Company have been published by Parent, except as permitted by Staff Accounting Bulletin No. 76 issued by the Securities and Exchange Commission; and

                     (b) I have not taken and will not take or agree to take any action that would prevent the Merger from qualifying, or being accounted for under generally accepted accounting principles, as a pooling-of-interests.

                I further understand that Parent shall not be bound by any attempted transfer, sale, pledge or other disposition of any Parent Common Stock, and will issue stop transfer instructions to its transfer agent with respect to the shares of Parent Common Stock.

                The term "Parent Common Stock" as used in this letter shall mean and include not only the common stock of Parent as presently constituted, but also any other stock that may be issued in exchange for, in lieu of, or in addition to, all or any part of such Parent Common Stock.

                Nothing herein shall be construed as an admission that I am an affiliate of Parent.

                                    A(2)-1

                I hereby acknowledge that the receipt of this letter by Parent is an inducement and a condition to Parent's obligation to consummate the Merger under the Merger Agreement and that I understand the requirements of this letter and the limitations imposed upon the transfer, sale, pledge or other disposition of the shares of Parent Common Stock.

                                               Very truly yours,

                                          ____________________________

                                                  [AFFILIATE]

ACKNOWLEDGED AND ACCEPTED:

CADENCE DESIGN SYSTEMS, INC.


By:
   ----------------------------
Name:
     --------------------------
Title:
      -------------------------

                                    A(2)-2

                                    EXHIBIT B-1

           Form of Representations Relating to Tax Matters of the Company
           --------------------------------------------------------------

                1. As of the Effective Time, the Company will hold at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by it immediately prior to the Merger. For the purpose of determining the percentage of the Company's net and gross assets held immediately prior to the Merger, the following assets will be treated as property immediately prior to the Merger: (i) assets used by the Company to pay stockholders perfecting their dissenters' rights or to pay other expenses or liabilities incurred in connection with the Merger and (ii) assets used by the Company to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

                2. Other than in the ordinary course of business or pursuant to its obligations under the Agreement, the Company has not disposed of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) since January 1, 1998;

                3. The Company's principal reasons for participating in the Merger are bona fide business purposes unrelated to taxes;

                4. In the Merger, Shares representing "Control" of the Company will be exchanged solely for voting stock of Parent. For purposes of this paragraph, Shares exchanged in the Merger for cash and other property (including, without limitation, cash paid to stockholders of the Company perfecting dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be treated as outstanding Shares on the date of the Merger but not exchanged for shares of Parent Common Stock. As used herein, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of shares of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

                5. The Company has no outstanding warrants, options, convertible securities or any other type of right to acquire capital stock of the Company (or any other equity interest in the Company) or to vote (or restrict or otherwise control the vote of) shares of the Company's capital stock that, if exercised, would affect Parent's acquisition and retention of Control of the Company;

                                    B(1)-1

                6. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their Shares;

                7. The Company has no plan or intention to issue additional shares of capital stock after the Merger, or take any other action, that would result in Parent losing Control of the Company;

                8. The Company has no plan or intention to sell or otherwise dispose of any of its assets or of any of the assets acquired from Acquisition in the Merger except for dispositions made in the ordinary course of business and except for transfers of its assets or assets of Acquisition to a corporation controlled by the Company;

                9. The fair market value of the Company's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

                10. The fair market value of the shares of Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the Shares surrendered in exchange therefor and the aggregate consideration received by stockholders of the Company in exchange for their Shares will be approximately equal to the fair market value of all of the outstanding Shares immediately prior to the Merger;

                11. The Company is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

                12. The Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code;

                13. There is no plan or intention by the shareholders of the Company who own five percent (5%) or more of the Company stock, and to the best knowledge of the management of the Company, there is no plan or intention on the part of the remaining shareholders of the Company to sell, exchange, or otherwise dispose of a number of shares of Parent Common Stock received in the Merger that would reduce the Company shareholders' ownership of Parent Common Stock to a number of shares having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of the Company as of the same date. For purposes of the preceding sentence the only transactions that shall be taken into account are (i) future sales, exchanges or dispositions of Company stock to or with the Parent or a "related person" as to the Parent or (ii) future sales, exchanges or dispositions of Company stock for any consideration that in substance is furnished by the Parent. For purposes of this representation, any shares of the Company stock exchanged in the Merger for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of the Parent Common Stock will be treated as outstanding

                                    B(1)-2
stock on the date of the Merger. For purposes of the foregoing, two corporations are "related persons" if either (i) the corporations are members of the same affiliated group as defined in Section 1504 without regard to section 1504(b), or (ii) one corporation owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock (determined by taking into account the constructive ownership of stock rules under Section 318(a) as modified by Section 304(c)) of the other corporation. In addition, (i) two corporations will be related if either of the foregoing relationships exist immediately before the Merger, immediately after the Merger, or is created in connection with the Merger, and (ii) a partner of a partnership is treated as owning or acquiring any stock owned or acquired by the partnership in accordance with that partner's interest in the partnership;

                14. Neither the Company nor a corporation "related" (as defined above) to the Company has within the last two years redeemed or acquired any shares of Company stock or entered into any agreement, arrangement, or understanding to redeem or acquire any shares of Company stock; nor will it redeem or acquire, or enter into any such agreement, arrangement or understanding to redeem or acquire, any such shares at anytime during the period commencing on the execution hereof and through the Effective Time.

                15. Dividends, if any, that the Company has paid or will pay to its shareholders prior to the Effective Time have been and will be regular and normal distributions made in accordance with the Company's past practices, and the Company has not made any extraordinary distributions (as determined under Treasury Regulation Section 1.368-1T(e)(1)(ii)(A)) in connection with the Merger;

                16. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition and the Company that was issued, acquired, or will be settled at a discount as a result of the Merger;

                17. None of the compensation received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any of Shares owned by them; none of the shares of Parent Common Stock received by any shareholder-employee of the Company will be separate consideration for, or allocable to, any employment agreement or any covenants not to compete; and the compensation paid to any shareholder-employee of the Company will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services; and

                18. Parent, Acquisition, the Company, and the Company's stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

                                    B(1)-3

                                    EXHIBIT B-2

     Form of Representations Relating to Tax Matters of Parent and Acquisition
     -------------------------------------------------------------------------

                1. Pursuant to the Merger, Acquisition will merge with and into the Company, and the Company will acquire all of the assets and liabilities of Acquisition. Specifically, the assets transferred to the Company pursuant to the Merger will represent at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Acquisition immediately prior to the Merger. In addition, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by the Company immediately prior to the Merger will continue to be held by the Company immediately after the Merger. For the purpose of determining the percentage of the Company's and Acquisition's net and gross assets held by the Company immediately following the Merger, the following assets will be treated as property held by Acquisition or the Company, as the case may be, immediately prior but not subsequent to the Merger: (i) assets used by the Company or Acquisition (other than assets transferred from Parent to Acquisition for such purpose) to pay stockholders perfecting dissenters' rights or other expenses or liabilities incurred in connection with the Merger and (ii) assets used to make distributions, redemptions or other payments in respect of stock of the Company (except for regular, normal distributions) or in respect of rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Merger or that are related thereto;

                2. Acquisition was formed solely for the purpose of consummating the transactions contemplated by the Agreement and at no time will Acquisition conduct any business activities or other operations, or dispose of any of its assets, other than pursuant to its obligations under the Agreement;

                3. Parent's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

                4. No shares of Acquisition (or, following the Effective Time, the Company) have been or will be used as consideration or issued to stockholders of the Company pursuant to the Merger;

                5. Prior to and at the Effective Time, Parent will be in "Control" of Acquisition. As used herein, "Control" shall consist of direct ownership of shares of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation. For purposes of determining Control, a person shall not be considered to own shares of voting stock if rights to vote such shares (or to restrict or otherwise control the voting of such shares) are held by a third party (including a voting trust) other than an agent of such person;

                                    B(2)-1

                6. In the Merger, Shares representing Control of the Company will be exchanged solely for shares of voting stock of Parent. For purposes of this paragraph, Shares exchanged in the Merger for cash and other property (including, without limitation, cash paid to shareholders of the Company perfecting dissenters' rights or in lieu of fractional shares of Parent Common Stock) will be treated as Shares outstanding on the date of the Merger but not exchanged for shares of voting stock of Parent. Parent has no plan or intention to cause the Company to issue additional Shares after the Merger, or take any other action, that would result in Parent losing Control of the Company;

                7. The payment of cash in lieu of fractional shares of Parent Common Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the Company stockholders in lieu of fractional shares of Parent Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the Merger to the Company stockholders in exchange for their Shares;

                8. Parent has no plan or intention to reacquire any of its stock issued in the Merger. Neither Parent nor any "Related Person" will, in connection with the Merger, directly or indirectly reacquire any of Parent's stock issued in the Merger. For purposes of the foregoing, two corporations are related if either (i) the corporations are members of the same affiliated group as defined in Section 1504 without regard to section 1504(b), or (ii) one corporation owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote, or at least fifty percent (50%) of the total value of shares of all classes of stock (determined by taking into account the constructive ownership of stock rules under Section 318(a) as modified by
Section 304(c)) of the other corporation. In addition, (i) two corporations will be related if either of the foregoing relationships exist immediately before the Merger, immediately after the Merger, or is created in connection with the Merger, and (ii) a partner of a partnership is treated as owning or acquiring any stock owned or acquired by the partnership in accordance with that partner's interest in the partnership;

                9. Parent has no plan or intention to liquidate the Company; to merge the Company with or into another corporation; to sell, distribute or otherwise dispose of the stock of the Company, including by means of a spin-off; to spin-off any other Subsidiary of Parent; or to cause the Company to sell or otherwise dispose of any of its assets, including by means of a spin-off, or of any assets acquired from Acquisition, except for dispositions made in the ordinary course of business or payment of expenses, including payments to stockholders of the Company perfecting dissenters' rights, incurred by the Company pursuant to the Merger and except for transfers of stock of the Company to a corporation controlled by Parent or of assets of the Company or Acquisition to a corporation controlled by the Company;

                10. Following the Merger, Parent will either continue the historic business of the Company or use a significant portion of the historic business assets of the Company in a business. For purposes of this representation, Parent will be treated (i) as holding all of the businesses and assets of all of the members of the "qualified group" and (ii) as conducting the

                                    B(2)-2
business of a partnership if members of the "qualified group" own (in the aggregate) more than a thirty three and one-third percentage (33-1/3%) interest in the capital and profits of the partnership or own more than a twenty percent (20%) interest in the capital and profits of the partnership and have active and substantial management functions as a partner with respect to the business of the partnership. The "qualified group" is one or more chains of corporations connected through stock ownership with the Parent, but only if the Parent owns directly an amount of stock meeting the control requirements of Section 368(c) in at least one of the corporations, and stock meeting the control requirements of Section 368(c) in each of the corporations (except the Parent) is owned directly by one of the other corporations.

                11. In the Merger, Acquisition will have no liabilities assumed by the Company and will not transfer to the Company any assets subject to liabilities, except to the extent incurred in connection with the transactions contemplated by the Agreement;

                12. During the past five (5) years, none of the outstanding shares of Company capital stock, including the right to acquire or vote any such shares, have directly or indirectly been owned by Parent;

                13. Neither Parent nor Acquisition is an "investment company" within the meaning of Sections 368(a)(2)(F)(iii) and (iv) of the Code;

                14. Neither Parent nor Acquisition is under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code;

                15. The fair market value of the Parent Common Stock received by each stockholder of the Company will be approximately equal to the fair market value of the Shares surrendered in exchange therefor, and the aggregate consideration received by stockholders of the Company in exchange for their Shares will be approximately equal to the fair market value of all of the outstanding Shares immediately prior to the Merger;

                16. Acquisition, Parent, the Company and the stockholders of the Company will each pay separately its or their own expenses relating to the Merger;

                17. There is no intercorporate indebtedness existing between Parent and the Company or between Acquisition and the Company that was issued, acquired or will be settled at a discount as a result of the Merger;

                18. Any amounts paid with respect to dissenting Shares of the Company will be paid by the Company solely from the Company's pre-Merger assets and without reimbursement therefor by Parent or Acquisition;

                19. Other than as specifically provided in this Agreement, Parent will not reimburse any stockholder of the Company for the Company's capital stock such stockholder may have purchased or for other obligations such stockholder may have incurred; and

                                    B(2)-3

                20. The likelihood that the rights to be granted to stockholders of the Company in connection with the Merger, under the Rights Agreement dated as of February 9, 1996 between Parent and Harris Trust and Savings Bank, will be exercised at any time is remote, contingent and speculative.

                                    B(2)-4

                                     EXHIBIT C

          Matters to be Covered by Opinion of Legal Counsel to the Company
          ----------------------------------------------------------------

                (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and authority to own or lease its properties and assets and conduct its business as is currently conducted.

                (ii) The Company has all requisite corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby.

                (iii) The execution and delivery of the Agreement by the Company and the consummation of the transactions contemplated thereby have been duly and validly authorized by the Company Board and the holders of a majority of the outstanding Shares and no other corporate proceedings on the part of the Company are necessary to authorize the Agreement or to consummate the transactions contemplated thereby.

                (iv) The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

                (v) Neither the execution, delivery and performance of the Agreement by the Company nor the consummation by the Company of the transactions contemplated thereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of the Company, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation which is listed on EXHIBIT A to the Officer's Certificate attached hereto, except for such violations, breaches and defaults as would not, individually or in the aggregate, have a Material Adverse Effect on the Company or (c) violate any United States federal or State of California law, statute, rule or regulation or any provision of the Delaware General Corporation Law, or any order, writ, injunction or decree known to us, applicable to the Company or any of its subsidiaries or any of their respective properties or assets.

                (vi) No filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except
(a) for such filings, notifications, permits, authorizations, consent or approvals as have already been made, given or obtained, (b) for filing of the Certificate of Merger in accordance with the DGCL and (c) where the failure to obtain any such permit, authorization, consent or approval or to make such filing or give such notice would not have a Material Adverse Effect on the Company.

                (vii) To our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against the Company before any court or administrative agency that question the validity of the Agreement or that could reasonably be expected to result in a Material Adverse Effect on the Company.

                                     EXHIBIT D

          Matters to be Covered by Legal Counsel to Parent and Acquisition
          ----------------------------------------------------------------

                (i) Each of Parent and Acquisition is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. Parent has all requisite corporate power and authority to own or lease its properties and assets and conduct its business as is currently conducted and is qualified as foreign corporation in every jurisdiction where the conduct of its business or leasing of properties requires, except where such failure to qualify as would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                (ii) Each of Parent and Acquisition has all requisite corporate power and authority to execute and deliver the Agreement and to consummate the transactions contemplated thereby.

                (iii) The execution and delivery of the Agreement by each of Parent and Acquisition and the consummation of the transactions contemplated thereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize the Agreement or to consummate the transactions contemplated thereby.

                (iv) The Agreement has been duly and validly executed and delivered by each of Parent and Acquisition and constitutes a valid and binding agreement of Parent and Acquisition, enforceable against each of Parent and Acquisition in accordance with its terms.

                (v) Neither the execution, delivery and performance of the Agreement by Parent and Acquisition nor the consummation by Parent and Acquisition of the transactions contemplated thereby will (a) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or bylaws (or similar governing documents) of Parent or Acquisition, (b) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound which are listed on EXHIBIT A to the Officer's Certificate attached hereto, except for such violations, breaches and defaults as would not, individually or in the aggregate, have a Material Adverse Effect on Parent or (c) violate any United States federal or State of California law, statute, rule or regulation or any provision of the Delaware General Corporation Law, or any order, writ, injunction or decree known to us, applicable to Parent or Acquisition or any of their respective properties or assets.

                (vi) No filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Parent and Acquisition of this Agreement or the consummation by Parent and Acquisition of the transactions contemplated hereby, except (a) for such filings, notifications, permits, authorizations, consent or approvals as have already been made, given or obtained, (b) for filing of the Certificate of Merger in accordance with the DGCL and (c) where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

                (vii) To our knowledge, there are no actions, proceedings or investigations pending or overtly threatened against Parent before any court or administrative agency that question the validity of the Agreement or that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect on Parent.

                                     EXHIBIT E

                               CERTIFICATE OF MERGER

                                         OF

                               CDSI ACQUISITION, INC.
                              (A DELAWARE CORPORATION)

                                   WITH AND INTO

                           QUICKTURN DESIGN SYSTEMS, INC.
                              (A DELAWARE CORPORATION)

                          UNDER SECTION 251 OF THE GENERAL
                      CORPORATION LAW OF THE STATE OF DELAWARE


           The undersigned corporation, [Quixote], hereby certifies that:

           FIRST:    The name and state of incorporation of each of the
constituent corporations is: CDSI Acquisition, Inc., a Delaware corporation (the "Disappearing Corporation") and Quickturn Design Systems, Inc., a Delaware corporation (the "Surviving Corporation").

           SECOND:   An agreement of merger has been approved, adopted,
certified, executed and acknowledged by the Disappearing Corporation and by the Surviving Corporation in accordance with the provisions of Section 251 of the General Corporation Law of the State of Delaware.

           THIRD:    The name of the surviving corporation is Quixote.

           FOURTH:   Upon the effectiveness of the merger, the Certificate of
Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of the Disappearing Corporation.

           FIFTH:    The executed agreement of merger is on file at the
principal place of business of the Surviving Corporation at [address].

           SIXTH:    A copy of the agreement of merger will be furnished by the
Surviving Corporation on request and without cost, to any shareholder of the Disappearing Corporation or the Surviving Corporation.

          IN WITNESS WHEREOF, the undersigned has executed and subscribed to this Certificate of Merger on behalf of Quickturn Design Systems, Inc. as its authorized officer and hereby affirms, under penalties of perjury, that this Certificate of Merger is the act and deed of such corporation and that the facts stated herein are true.

DATED: ____________, 1999

                                    QUICKTURN DESIGN SYSTEMS, INC.
                                    A DELAWARE CORPORATION


                                    By:
                                       ------------------------------------
                                    Name:  Keith R. Lobo
                                    Title: President and Chief Executive Officer












                                       E-2